[Execution Copy]


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                               PURCHASE AGREEMENT


                                  by and among

                            RBC HOLDINGS (USA) INC.,

                          BULL & BEAR SECURITIES, INC.

                                       and

                             BULL & BEAR GROUP, INC.



                          Dated as of December 17, 1998

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
                                Table of Contents
                                                                           Page

                                    RECITALS


A.  The Company and Stockownership............................................1
B.  The Purchase and Sale of the Company Stock................................1
C.  Bull & Bear Money Market Fund.............................................1
D.  The Sale and Assignment of Certain Intellectual Property..................1
E.  Other Ancillary Agreements and Documents..................................1

                              Article I Definitions


Section 1.1  Definitions of Certain Terms.....................................2
Section 1.2  Interpretation..................................................10

                   Article II The Acquisition and Consideration


Section 2.1  The Acquisition.................................................11
Section 2.2  Purchase Price..................................................11
Section 2.3  Closing.........................................................12

        Article III Representations and Warranties Concerning the Company


Section 3.1  Standard........................................................12
Section 3.2  Representations and Warranties Concerning the Company...........12
                  (a)  Existence; Qualification; Authority...................12
                  (b)  Capital Stock.........................................12
                  (c)  Subsidiaries..........................................13
                  (d)  Authorization and Validity............................13
                  (e)  Regulatory Consents...................................13
                  (f)  No Conflicts..........................................13
                  (g)  Financial Reports.....................................14
                  (h)  Absence of Undisclosed Liabilities....................14
                  (i)  Absence of Certain Events.............................15
                  (j)  Properties and Assets.................................16
                  (k)  Intellectual Property; Name Rights....................16
                  (l)  Year 2000.............................................17
                  (m)  Litigation; Regulatory Action.........................18
                  (n)  Compliance with Laws..................................18
                  (o)  Material Contracts....................................20
                  (p)  Reports...............................................21
                  (q)  No Brokers or Finders.................................21
                  (r)  Employee Benefit Plans................................21
                  (s)  Labor Matters.........................................23
                  (t)  Insurance.............................................24
                  (u)  Takeover Laws.........................................24
                  (v)  Environmental Matters.................................24
                  (w)  Taxes.................................................24
                  (x)  Accounting Controls...................................26
                  (y)  Investment Advisory Activities........................26

               Article IV Representations and Warranties of Seller


Section 4.1  Standard........................................................26
Section 4.2  Representations and Warranties of Seller........................26
                  (a)  Existence; Qualification; Authority...................27
                  (b)  Authorization and Validity............................27
                  (c)  Ownership of Stock....................................27
                  (d)  Regulatory Consents; Corporate Proceedings............27
                  (e)  No Conflicts..........................................28
                  (f)  Intellectual Property; Name Rights....................28
                  (g)  Litigation; Regulatory Action.........................29
                  (h)  SEC Documents; Financial Statements...................29
                  (i)  Leases................................................30
                  (j)  No Brokers or Finders.................................30
                  (k) Bull & Bear Money Market Fund..........................30
Section 4.3  Representations and Warranties Concerning Adviser and
               Distributor...................................................30
                  (a)  Existence; Qualification; Authority...................30
                  (b)  Regulatory Consents...................................30
                  (c)  Investment Advisory Activities........................30
                  (d)  Investment Contracts..................................31
                  (e)  Service Contracts.....................................32
                  (f) Litigation; Regulatory Action..........................32
                  (g)  Compliance with Laws..................................32
                  (h)  Reports...............................................34

              Article V Representations and Warranties of Purchaser

Section 5.1  Standard........................................................34
Section 5.2  Representations and Warranties of Purchaser.....................34
                  (a)  Existence and Good Standing...........................34
                  (b)  Authorization and Validity............................34
                  (c)  Regulatory Consents...................................35
                  (d)  No Conflicts..........................................35
                  (e)  Litigation; Regulatory Action.........................35
                  (f)  No Brokers or Finders.................................35

                               Article VI Covenants

Section 6.1  Conduct of the Business.........................................36
                  (a)  The Company...........................................36
                  (b)  Seller................................................38
Section 6.2  Consents........................................................38
Section 6.3  Current Information.............................................39
Section 6.4  Access; Information.............................................39
Section 6.5  Effect of Investigations........................................40
Section 6.6  Press Releases, Etc.............................................40
Section 6.7  Reasonable Efforts..............................................40
Section 6.8  Regulatory Applications.........................................41
Section 6.9  Tax Matters.....................................................41
                  (a)  Section 338(h)(10)....................................41
                           (1)  Election.....................................41
                           (2)  Allocation of Purchase Price.................41
                  (b)  Liability for Taxes and Related Matters...............42
                           (1)  Seller Liability for Taxes...................42
                           (2)  Purchaser Liability For Taxes................42
                           (3)  Taxes for Short Taxable Year.................42
                           (4)  Adjustment to Purchase Price.................42
                           (5)  Refunds from Carrybacks......................42
                           (6)  Tax Returns..................................43
                           (7)  Contest Provisions...........................43
                           (8)  Termination of Tax Allocation Agreements.....44
                  (c)  Transfer Taxes........................................44
                  (d)  Information to be Provided by Purchaser...............44
                  (e)  Assistance and Cooperation............................44
                  (f)  Section 1445..........................................44
                  (g)  Survival of Obligations...............................45
                  (h)  Determination and Allocation of Consideration.........45
Section 6.10  Key Man Insurance..............................................45
Section 6.11  Employee Benefit Plans.........................................45
Section 6.12  Assignment Agreement...........................................47
Section 6.13  Change of Name; Use of Name....................................47
Section 6.14  Non-Competition; Non-Solicitation..............................47
Section 6.15  Stockholder Approvals..........................................48
Section 6.16  Transfer of Certain Assets.....................................48
Section 6.17  Company Lease..................................................48
Section 6.18  Bull & Bear Dollar Reserves....................................48
                  (a)  Exclusivity...........................................48
                  (b) Monthly Fee............................................49
                  (c)  Disclosure............................................50

            Article VII Conditions to Consummation of the Acquisition


Section 7.1  Conditions to Each Party's Obligations to Consummate............50
                  (a) Governmental and Regulatory Approvals..................50
                  (b)  Third Party Consents..................................50
                  (c)  No Injunction.........................................50
Section 7.2  Conditions to Obligations of Purchaser..........................50
                  (a)  Representations and Warranties........................51
                  (b)  Performance of Obligation.............................51
                  (c)  Employment Contract and Services Agreement............51
                  (d)  Acquisition Consent...................................51
                  (e)  Lease.................................................51
                  (f)  Assignment Agreement..................................52
                  (g)  Book Value............................................52
                  (h)  No Onerous Condition..................................52
                  (i)  Deliveries by Seller..................................52
                  (j)  Legal Opinion.........................................52
Section 7.3  Conditions to Obligations of the Company and Seller.............53
                  (a)  Representations and Warranties........................53
                  (b)  Performance of Obligations............................53

     Article VIII Survival of Representations and Covenants; Indemnification


Section 8.1  Survival of Representations and Covenants.......................53
Section 8.2  Indemnification.................................................53
Section 8.3  Indemnification Procedure.......................................55
Section 8.4  Calculation of Costs; Remittance of Benefits....................56

                              Article IX Termination


Section 9.1  Termination.....................................................56
Section 9.2  Effect of Termination...........................................57

                             Article X Other Matters


Section 10.1  Waiver; Amendment..............................................57
Section 10.2  Counterparts...................................................58
Section 10.3  Governing Law..................................................58
Section 10.4  Arbitration. ..................................................58
Section 10.5  Waiver of Jury Trial...........................................59
Section 10.6  Expenses.......................................................59
Section 10.7  Notices........................................................59
Section 10.8  Entire Understanding; No Third Party Beneficiaries.............60
Section 10.9  Assignment.....................................................60
Section 10.10  Judicial Amendment............................................61
Section 10.11  Legal Association.............................................61

Annex A                    Form of Assignment Agreement
Annex B                    Form of Employment Contract
Annex C                    Form of Services Agreement
Annex D                    Form of Stockholder Written Consent
Annex E                    Form of Press Release
Annex F                    Form of Lease


Schedule 4.2(f)            List of Names and Logos
Schedule 6.11(a)           Continued Company Employees

               PURCHASE AGREEMENT, dated as of December 17, 1998 (this "Agreement"), by and among RBC HOLDINGS (USA) INC. (the "Purchaser"), BULL & BEAR SECURITIES, INC., a Delaware corporation (the "Company"), and BULL & BEAR GROUP, INC., a Delaware corporation (the "Seller").

                                    RECITALS:

               A. The Company and Stockownership. Seller is the record and beneficial holder of 100% of the issued and outstanding shares of common stock, $0.01 par value per share, of the Company (the "Company Stock"), and the shares of Company Stock held of record and beneficially by Seller constitute all of the issued and outstanding shares of the capital stock of the Company.

               B. The Purchase and Sale of the Company Stock. It is the intention of the parties that, at the Closing Time (as defined below), Purchaser will acquire from Seller all outstanding shares of the Company Stock, and that each of Purchaser and Seller will make an election under Section 338(h)(10) of the Internal Revenue Code of 1986 (the "Code") to treat this transaction as an asset purchase for tax purposes.

               C. Bull & Bear Money Market Fund. Bull & Bear Dollar Reserves (the "Fund") is an open-end investment company registered under the Investment Company Act of 1940 (the "Investment Company Act") qualified as a money market fund in accordance with Rule 2a-7 under the Investment Company Act whose shares (the "Shares") are registered under the Securities Act (as defined below). Bull & Bear Advisers, Inc. (the "Adviser"), a wholly owned subsidiary of Seller, manages the Fund and Investor Service Center, Inc. (the "Distributor"), a wholly owned subsidiary of Seller, provides certain shareholder and distribution services for the Fund. It is the intention of the parties that for the three-year period following the Closing Time (as defined below), the Company will exclusively offer the Fund to its customers as the money market fund into which cash balances may be swept.

               D. The Sale and Assignment of Certain Intellectual Property. It is the intention of the parties that, at the Closing Time and in connection with the purchase and sale of the Company Stock, Seller will sell, transfer and assign to Purchaser the Name Rights (as defined below) pursuant to an Assignment Agreement (the "Assignment Agreement") in substantially the form of Annex A.

               E. Other Ancillary Agreements and Documents. As an inducement and condition to Purchaser's willingness to enter into this Agreement, (1) Mark C. Winmill has executed and delivered an Employment Contract (the "Employment Contract") in substantially the form of Annex B, (2) Seller has executed and delivered a Services Agreement (the "Services Agreement") in substantially the form of Annex C and (3) Bassett S. Winmill, the sole stockholder of the voting capital stock of Seller, has executed and delivered a written stockholder consent in accordance with Delaware law approving the Acquisition (the "Acquisition Consent") set forth in Annex D. It is the intention of the parties that, prior to the Closing Time, the Company will enter into a lease with 11 Hanover Square Corp. in the form of Annex F (the "Lease") with respect to the Company's principal place of business.

               NOW, THEREFORE, in order to carry out their intent as expressed above and in consideration of the premises and the mutual representations and agreements contained herein, the parties hereto agree as follows:

                                    Article I
                                   Definitions

               Section 1.1 Definitions of Certain Terms. As used in this Agreement (and the Schedules and Annexes) the following terms have the meanings indicated:

               "AAA" has the meaning set forth in Section 10.4.

               "Acquisition" has the meaning set forth in Section 2.1.

               "Acquisition Consent" has the meaning set forth in Recital E.

               "Adviser" has the meaning set forth in Recital C.

               "Affiliate" of any person means any other person directly or indirectly controlling or controlled by, or under direct or indirect common control with, such person. For purposes of this definition, the term "control" (including the correlative meanings of the term "controlled by" and "under common control with"), as used with respect to any person, shall mean the possession, direct or indirect, of the power to direct or cause the direction of the management and policies of such person, directly or indirectly, whether through the ownership of voting securities, by contract or otherwise.

               "Agreement" has the meaning set forth in the Preamble.

               "Ancillary Agreements" means the Services Agreement, the Assignment Agreement and the Lease.

               "Applicable Laws" means, for any person at any time of determination, any law, rule or regulation or any judgment, decree, order, governmental permit, license, certificate of authority, order or approval (including any of a Self-Regulatory Organization) to which such person or any of its properties is subject at such time.

               "Arbitration Rules" has the meaning set forth in Section 10.4.

               "Assignment Agreement" has the meaning set forth in Recital D.

               "Board of Directors" means, for any person, the board of directors of the person or any equivalent entity or group performing similar functions with respect to the person under the laws of the person's jurisdiction of organization or Constituent Documents.

               "Book Value" means the excess (if any) of the assets of the Company over the liabilities of the Company, determined in accordance with GAAP; provided, however, that "Book Value" shall not include the capitalization of any marketing expenses.

               "Books and Records" shall mean all books, ledgers, files, reports, plans, records, manuals and other materials (in any form or medium) of, or maintained primarily for, the Company, including advertising materials, price lists, correspondence, mailing lists, lists of customers, distribution lists, sales and promotional materials and records, personnel records, accounting records and sales order files.

               "Bull & Bear Fund Corporation" means Bull & Bear Funds II, Inc.

               "Bull & Bear Funds" means each registered investment company now or in the future advised or managed by Seller or one of its Affiliates.

               "Business Day" means any day other than a Saturday, a Sunday or a day on which banks located in The City of New York generally are authorized or required by law or regulation to close.

               "Change of Control" shall mean, with respect to any entity (a "Subject Entity"), any of the following occurring after the date hereof:
     (A) any person or any persons (other than any person or persons who controls a Subject Entity as of the date hereof and other than any subsidiary of any person who controls a Subject Entity as of the date hereof) acting together which would constitute a "group" (a "Group") for purposes of Section 13(d) of the Exchange Act, or any successor provision thereto, together with any Affiliates thereof, shall beneficially own (as defined in Rule 13d-3 of the Exchange Act, or any successor provision thereto) at least 50% of the aggregate voting power of all classes of capital stock of a Subject Entity or its parent company ("Parent"), or any entity controlling a Subject Entity or its Parent, as the case may be, entitled to vote generally in the election of directors; (B) any person (other than any person or persons who controls a Subject Entity as of the date hereof and other than any subsidiary of any person who controls a Subject Entity as of the date hereof) or Group, together with any Affiliates thereof, shall succeed in having sufficient of its or their nominees elected to the Board of Directors of a Subject Entity or its Parent, or any entity controlling such Subject Entity or its Parent, as the case may be, such that such nominees, when added to any director on the Board of Directors of a Subject Entity or its Parent, or any entity controlling a Subject Entity or its Parent, as the case may be, who is a director prior to and subsequent to such election and who is an Affiliate of any person within such Group, shall constitute a majority of the Board of Directors of a Subject Entity or its Parent, or any entity controlling a Subject Entity or its Parent, as the case may be; or (C) any circumstance or event where Bassett S. Winmill will own less than 50% of the outstanding voting stock of Seller or any successor entity as a result of merger, acquisition, consolidation or otherwise; provided however, that the term "Change of Control" will not include a Change of Control to Bassett S. Winmill's spouse or linear descendants.

               "Claim" has the meaning set forth in Section 8.3(a).

               "Closing" has the meaning set forth in Section 2.3.

               "Closing Balance Sheet" means a balance sheet of the Company as of the Closing Time prepared in accordance with GAAP.

               "Closing Time" has the meaning set forth in Section 2.3.

               "Code" has the meaning set forth in Recital B.

               "Company" has the meaning set forth in the Preamble.

               "Company Compensation and Benefit Plans" has the meaning set forth in Section 3.2(r)(1).

               "Company Intellectual Property Rights" has the meaning set forth in Section 3.2(k)(4).

               "Company Stock" has the meaning set forth in Recital A.

               "Company Stock Consideration" has the meaning set forth in
     Section 6.9(a)(2).

               "Compensation and Benefit Plans" has the meaning set forth in
     Section 3.2(r)(1).

               "Consideration" has the meaning set forth in Section 6.9(h).

               "Constituent Documents" means the charter and bylaws of a corporation, the partnership agreement of a partnership, the trust agreement of a trust and the comparable documents of other entities.

               "Continuing Employees" has the meaning set forth in Section 6.11(a).

               "Contract" means, with respect to any person, any agreement, indenture, undertaking, debt instrument, contract (written or oral), lease or other commitment to which such person or any of its subsidiaries is a party or by which any of them is bound or to which any of their properties is subject.

               "Costs" has the meaning set forth in Section 8.2.

               "De Minimus Claim" has the meaning set forth in Section 8.2(d).

               "DGCL" means the Delaware General Corporation Law.

               "Disclosure Schedule" means, with respect to Seller, the Company or Purchaser, as the case may be, a schedule delivered by it to the other parties hereto (on or prior to the date of this Agreement) setting forth, among other things, items the disclosure of which is necessary or appropriate either in response to an express disclosure requirement contained in a provision of this Agreement or as an exception to one or more of the representations and warranties or covenants contained in this Agreement; provided that:

                    (a) No item is required to be set forth in a Disclosure
               Schedule as an exception to a representation or warranty (except for those contained in Sections 3.2(b), 4.2(b) and 4.2(c)) if its nondisclosure would not result in the related representation or warranty being deemed untrue or incorrect under the standard established under Section 3.1, 4.1 or 5.1, respectively; and

                    (b) The mere inclusion of an item in a Disclosure Schedule as an exception to a representation or warranty will not be an admission by the disclosing party that such item (or any non-disclosed item or information of comparable or greater significance) represents a material exception or fact, event or circumstance or that such item is reasonably likely to result in a Material Adverse Effect with respect to the disclosing party.

               "Distributor" has the meaning set forth in Recital C.

               "Employment Contract" has the meaning set forth in Recital E.

               "Environmental Law" means any federal, state or local law, statute, ordinance, rule, regulation, common law or order or requirement of any Governmental Authority relating to (a) the protection of the environment, (b) human health or safety or (c) the use, handling, release or disposal of Hazardous Substances.

               "ERISA" has the meaning set forth in Section 3.2(r)(2).

               "ERISA Affiliate" has the meaning set forth in Section
     3.2(r)(3).

               "ERISA Plans" has the meaning set forth in Section 3.2(r)(2).

               "Exchange Act" means the Securities Exchange Act of 1934, as amended, and the rules and regulations promulgated thereunder.

               "Fund" has the meaning set forth in Recital C.

               "Fund Board" has the meaning set forth in Section 4.3(e).

               "GAAP" means generally accepted accounting principles in the United States, consistently applied throughout a relevant period.

               "Governmental Authority" has the meaning set forth in Section 3.2(e).

               "Hazardous Substance" means any substance listed, defined, designated or classified as hazardous, toxic, radioactive or dangerous, or otherwise regulated, under any Environmental Law, whether by type, concentration or by quantity, including asbestos, petroleum, lead and polychlorinated biphenyls.

               "Indemnified Party" means the Purchaser Indemnified Parties or Seller, as the case may be.

               "Indemnifying Party" has the meaning set forth in Section 8.3(a).

               "Information" has the meaning set forth in Section 6.4(b).

               "Investment Advisers Act" means the Investment Advisers Act of 1940.

               "Investment Company Act" has the meaning set forth in Recital C.

               "Investment Management Contracts" has the meaning set forth in
     Section 4.3(f).

               "IRS" means the Internal Revenue Service.

               "Lease" has the meaning set forth in Recital E.

               "License Agreements" means those license agreements entered into by Seller and certain third parties and attached as exhibits to Seller's Annual Report on Form 10-K for the year ended December 31, 1997.

               "Lien" means any mortgage, pledge, hypothecation, right of others, claim, security interest, encumbrance, title defect, title retention agreement, voting trust agreement, interest, option, lien, charge or other condition, restriction or limitation of any nature whatsoever, but excluding any restriction on transferability imposed by applicable law.

               "Material Adverse Effect" means, with respect to any of the Seller, Adviser, Distributor, the Company or Purchaser, any effect (whether taken individually or in the aggregate) that (a) is materially adverse to the financial condition, business, results of operations or properties of it and its subsidiaries taken as a whole or (b) would prevent or materially delay the consummation of the transactions contemplated by this Agreement.

               "Monthly Fee" means the monthly fee payable by the Company to the Seller pursuant to Section 3.1 of the Services Agreement.

               "Multiemployer Plans" has the meaning set forth in Section 3.2(r)(2).

               "Names" has the meaning set forth in Section 6.13.

               "Name Rights" has the meaning set forth in Section 4.2(f).

               "Net Tax Liability" means, with respect to any Costs of an Indemnified Party, the amount, if any, by which (a) the sum of all federal, state and local Taxes, if any, required to be paid by the Indemnified Party in respect of the receipt or accrual of any payments by any Indemnifying Parties in respect of such Costs under Article VIII exceeds (b) the present value of any reduction in taxes of such Indemnified Party by reason of deductions, credits or allowances ("Tax Benefits") in respect of the payment or accrual of the Costs recognized by such Indemnified Party.

               "Onerous Condition" has the meaning set forth in Section 6.7.

               "Pension Plan" has the meaning set forth in Section 3.2(r)(2).

               "Previously Disclosed" means, with respect to Seller, the Company or Purchaser, information set forth in its Disclosure Schedule, whether in response to an express informational requirement or as an exception to one or more representations or warranties or covenants, in each case, that is contained in a correspondingly enumerated portion of such Disclosure Schedule.

               "Purchase Price" has the meaning set forth in Section 2.2.

               "Purchaser" has the meaning set forth in the Preamble.

               "Purchaser Indemnified Parties" means Purchaser and its affiliates (including, after the Acquisition, the Company) and their respective directors, officers and agents, and any successors thereto.

               "Purchaser Pension Plan" has the meaning set forth in Section 6.11(d).

               "Purchaser's 401(k) Plan" has the meaning set forth in Section 6.11(d).

               "Related Funds" means Bull & Bear Funds I, Inc., Bull & Bear Funds II, Inc., Bull & Bear Dollar Reserves, Bull & Bear Gold Investors Ltd., Bull & Bear Special Equities Fund, Inc., Bull & Bear U.S. and Overseas Fund, Bull & Bear U.S. Government Securities Fund Inc. or any other Bull & Bear Fund using any of the Name Rights.

               "Regulatory Reports" has the meaning set forth in Section 3.2(p).

               "Rights" means, with respect to any capital stock, securities or obligations convertible into or exchangeable for, or giving any person any right to subscribe for or acquire, or any options, calls, commitments or obligations of any character (including those relating to issuance, purchase, redemption, conversion, exchange, redemption or transfer) relating to, shares of such capital stock.

               "SEC" means the Securities and Exchange Commission.

               "SEC Documents" has the meaning set forth in Section 4.2(h).

               "Securities Act" means the Securities Act of 1933, as amended, and the rules and regulations promulgated thereunder.

               "Self-Regulatory Organization" means the National Association of Securities Dealers, Inc. and any other commission, board, agency or body that is not a Governmental Authority but is charged with the supervision or regulation of broker-dealers, investment companies or investment advisers, or to the jurisdiction of which Purchaser, the Company or Seller, as applicable, is otherwise subject.

               "Seller" has the meaning set forth in the Preamble.

               "Seller Group" shall mean any "affiliated group" (as defined in Section 1504(a) of the Code without regard to the limitations contained in
     Section 1504(b) of the Code) that includes Seller or any predecessor of or successor to Seller (or another such predecessor or successor).

               "Seller Indemnified Parties" means Seller and its directors, officers and agents, and any successors thereof.

               "Seller Intellectual Property Rights" has the meaning set forth in Section 4.2(f)(4).

               "Seller's Savings Plan" has the meaning set forth in Section
     6.12.

               "Services Agreement" has the meaning set forth in Recital E.

               "Service Contracts" has the meaning set forth in Section 4.3(g).

               "Shares" has the meaning set forth in Recital C.

               "Takeover Laws" has the meaning set forth in Section 3.2(u).

               "Tax Benefits" has the meaning set forth in the definition of

               "Tax Package" has the meaning set forth in Section 6.9(d).

               "Tax Returns" shall mean all reports and returns required to be filed on or before the Closing Time with respect to the Taxes of the Company or the Seller Group including, without limitation, consolidated federal income tax returns of the Seller Group.

               "Taxes" means all federal, state, local or foreign taxes or other governmental charges, fees, levies and assessments of whatever kind or nature, including all federal, state, local or foreign income, gross receipts, windfall profits, severance, property, production, sales, use, license, excise, franchise, employment, premium, recording, documentary, transfer, back-up withholding or similar taxes, together with any interest, additions, or penalties with respect thereto and any interest in respect of such additions or penalties.

               "Third-Party Intellectual Property Rights" means any licenses, sublicenses and other agreements as to which any person or any of its subsidiaries is a party and pursuant to which such person or any of its subsidiaries is authorized to use any third-party patents, trademarks, service marks, copyrights, software programs or applications.

               "Welfare Plan" has the meaning set forth in Section 6.11(b).

               "Y2K Compliant" means, with respect to any computer software or hardware, that the hardware or software is able accurately to process date and time data (including calculating, comparing, and sequencing) from, into and between the twentieth and twenty-first centuries, and the years 1999 and 2000 and leap year calculations, and will not generate erroneous data or cause a system to fail because of a date of the year 1999 or greater.

               "Y2K Plan" has the meaning set forth in Section 3.2(l).

               Section 1.2 Interpretation. (a) As used in this Agreement, references to the following terms will have the meanings indicated:

                    (1) To the Preamble or to the Recitals, Sections, Annexes or Schedules are to the Preamble or a Recital or Section of, or Annex or Schedule to, this Agreement unless otherwise indicated.

                    (2) To any agreement (including this Agreement), contract, statute or regulation, are to the agreement, contract, law or regulation as amended, modified, supplemented or replaced from time to time, and to any section of any statute or regulation are to any successor to the section.

                    (3) To "individually or in the aggregate" (or phrases of similar import) used in or with respect to Articles III, IV, V or VI include (A) all events, occurrences and circumstances described in any Section of that Article and is not limited to any specific Section and
          (B) all other relevant events, occurrences and circumstances, whether or not described in a representation, warranty or covenant contained in this Agreement.

                    (4) To any "person" include any individual, corporation, business trust, partnership, association, limited liability company, joint venture or similar organization, or any Governmental Authority, including any Self-Regulatory Organization.

                    (b) Whenever this Agreement requires a party to take an action, the requirement constitutes an undertaking by the party to cause its subsidiaries, and to use its best efforts to cause its other affiliates, to take appropriate action in connection therewith.

                    (c) The Table of Contents of this Agreement and various headings contained herein are for reference purposes only and do not limit or otherwise affect any of the provisions of this Agreement.

                    (d) Whenever the words "include," "includes" or "including" are used in this Agreement, they will be deemed to be followed by the words "without limitation." Any singular term in this Agreement will be deemed to include the plural, and any plural term the singular. All pronouns and variations thereof will be deemed to refer to the feminine, masculine or neuter, singular or plural, as the identity of the person referred to may require.

                    (e) It is the intention of the parties that this Agreement not be construed more strictly with regard to one party than with regard to any other party.

                    (f) No rule of construction against the draftsperson shall be applied in connection with the interpretation and enforcement of this Agreement.


                                   Article II
                        The Acquisition and Consideration

               Section 2.1 The Acquisition. On the terms and conditions set forth in this Agreement, at the Closing Time, (a) Seller agrees to sell, transfer, convey, assign and deliver to Purchaser, and Purchaser agrees to purchase from Seller, the Company Stock, and (b) Seller agrees to sell, transfer and assign to Purchaser all right, title and interest of Seller in, to and under the Name Rights (collectively, the "Acquisition"). The certificates representing the Company Stock will be duly endorsed in blank, or accompanied by stock powers duly executed in blank, by Seller transferring same to Purchaser with all necessary transfer tax and other revenue stamps, acquired at Seller's expense, affixed and canceled. Seller agrees to cure any deficiencies with respect to the endorsements of the certificates representing the Company Stock or with respect to the stock power accompanying any such certificates so that the Purchaser has title to the Company Stock free and clear of any Liens. The Name Rights shall be transferred and assigned pursuant to the Assignment Agreement.

               Section 2.2 Purchase Price. The purchase price for the Company Stock and the Name Rights will be $6,000,000 and paid by Purchaser in immediately available funds at the Closing Time (the "Purchase Price").

               Section 2.3 Closing. The closing of the Acquisition (the"Closing") will take place on the last Business Day of the month in which the last of the conditions set forth in Article VII (other than conditions relating solely to the delivery of documents dated the date of the Closing Time) has been satisfied or waived in accordance with the terms of this Agreement or on such other date as Purchaser and Seller may mutually designate in writing, and the Acquisition will be effective as of the close of business on such date (or on such other time and date as Purchaser and Seller may mutually designate in writing). The date and time that the Acquisition becomes effective is referred to in this Agreement as the "Closing Time".


                                   Article III
              Representations and Warranties Concerning the Company

               Section 3.1 Standard. No representation or warranty contained in Section 3.2 (other than those contained in Section 3.2(b)) will be deemed to be untrue or incorrect, and neither Seller nor the Company will be deemed to have breached any such representation or warranty, as a consequence of the existence of any fact, circumstance or event that should have been disclosed as an exception to such representation or warranty, unless such undisclosed fact, event or circumstance (individually or in the aggregate) has had or would be reasonably likely to have a Material Adverse Effect on the Company.

               Section 3.2 Representations and Warranties Concerning the Company. Except as Previously Disclosed, each of Seller and the Company, jointly and severally, represents and warrants to Purchaser as follows:

                    (a) Existence; Qualification; Authority. The Company is a corporation duly organized and validly existing under the laws of Delaware and is duly qualified to do business and is in good standing in the States of the United States and other jurisdictions where its ownership or leasing of property or assets or the conduct of its business requires it to be so qualified. The Company has the corporate power and authority necessary to carry on its business as it is now being conducted and to own all its properties and assets. Before the date of this Agreement, the Company has made available to Purchaser a complete and correct copy of its Constituent Documents, each as amended to such date, and such Constituent Documents are in full force and effect and have not been amended since such date.

                    (b) Capital Stock. (1) There are no shares of Company Stock authorized or reserved for issuance, there are no Rights issued or outstanding with respect to the Company's capital stock, and the Company has no commitments or obligations to authorize, issue, sell or grant any shares of its capital stock, or Rights with respect thereto, except pursuant to this Agreement. The outstanding shares of Company Stock are validly issued and outstanding, fully paid and nonassessable, and subject to no preemptive rights and were not issued in violation of any subscriptive or preemptive rights.

                    (2) The 100 shares of Company Stock as held of record and beneficially by Seller constitute all of the issued and outstanding shares of capital stock of the Company.

                    (c) Subsidiaries. The Company has no subsidiaries.

                    (d) Authorization and Validity. Each of this Agreement and the Services Agreement has been duly authorized, executed and delivered by the Company, and the Company has the requisite corporate power and authority, and has taken all corporate action necessary, in order to authorize this Agreement and the Services Agreement and the transactions contemplated hereby and thereby; and, at the Closing Time, the Lease will be duly authorized, executed and delivered by the Company, and the Company will have the requisite corporate power and authority, and will have taken all corporate action necessary, in order to authorize the Lease and the transactions contemplated thereby. Each of this Agreement and the Services Agreement is, and, at the Closing Time, the Lease will be, the legal, valid and binding obligation of the Company enforceable in accordance with its terms, subject, as to enforcement, to bankruptcy, insolvency, moratorium, reorganization, fraudulent transfer and other laws affecting creditors' rights generally and to general equitable principles.

                    (e) Regulatory Consents. Except for the receipt of the regulatory approvals, the expiration of waiting periods and the required filings under federal and state securities laws and the laws of jurisdictions outside the United States, in each case as Previously Disclosed, no notices, reports or other filings are required to be made by the Company with, nor are any consents, registrations, approvals, permits or authorizations required to be obtained by the Company from, any domestic or foreign governmental or regulatory authority, agency, court, commission or other entity (each, a "Governmental Authority") or any Self-Regulatory Organization in connection with the execution, delivery and performance of this Agreement by the Company and the consummation by the Company of the transactions contemplated hereby. To the Company's and Seller's knowledge, there is no reason why the regulatory approvals and consents referred to in this Section 3.2(e), Section 4.2(d) or in
          Section 5.2(c) will not be received without the imposition of an Onerous Condition.

                    (f) No Conflicts. The execution, delivery and performance of each of this Agreement, the Services Agreement and the Lease by the Company does not and will not, and (upon the receipt of the approvals, expiration of the waiting periods and the making of the filings referred to in Section 3.2(e)) the consummation of the transactions contemplated hereby will not, with or without the giving of notice, the lapse of time or both:

                              (1) Violate or conflict with the Company's
                    Constituent Documents;

                              (2) Breach or violate, or result in a default
                    under, any Applicable Law with respect to the Company or permit or result in the revocation, cancellation, suspension or adverse modification of any permit, license, certificate of authority, order or approval to which the Company or any of its properties or assets is subject;

                              (3) Breach or result in a default under, permit
                    the termination of, permit the acceleration of the performance required by, or revise in any material way, any Contract of or binding on the Company or to which it (or its properties or assets) is subject or result in the creation or imposition, pursuant to any of the foregoing, of any Lien on the properties or assets of the Company.

                    (g) Financial Reports. The Company's audited financial statements for the fiscal years ended December 31, 1995, 1996 and 1997 and its unaudited financial statements for the quarters ended subsequent to December 31, 1997 have been made available to Purchaser. Each of the balance sheets contained therein (including the related notes and schedules thereto) fairly presented (or in the case of any financial statements made available after the date of this Agreement, will fairly present) the financial position of the Company as of the date of such balance sheet, and each of the statements of income, stockholders' equity and cash flows or equivalent statements contained therein (including any related notes and schedules thereto) fairly presented (or in the case of any financial statements made available after the date of this Agreement, will fairly present) the results of operations, changes in stockholders' equity, and cash flows, as the case may be, of the Company for the periods set forth therein, in accordance with GAAP consistently applied, except in each case as may be noted therein, subject to normal year-end audit adjustments in the case of interim unaudited statements.

                    (h) Absence of Undisclosed Liabilities. There are no liabilities of the Company of any kind whatsoever, whether accrued, contingent, absolute, determined, determinable or otherwise, and there is no existing condition, situation or set of circumstances known to the Company which could reasonably be expected to result in such a liability, except (1) as reflected in the financial statements referred to in Section 3.2(g), (2) for commitments and obligations made, or liabilities incurred, in the ordinary course of its business consistent with past practices subsequent to the date of such financial statements or (3) as Previously Disclosed.

                    (i) Absence of Certain Events. Since December 31, 1997, the business of the Company has been conducted in the ordinary and usual course of such business, consistent with past practice, and there has not been:

                    (1) Any event, occurrence, development or state of circumstances or fact (excluding those arising from economic conditions generally) that has had or could reasonably be expected to have a Material Adverse Effect on the Company;

                    (2) Any amendment of any term of any outstanding security of the Company or to the Company's Constituent Documents;

                    (3) Other than in the ordinary course of business consistent with past practice, any incurrence of any indebtedness by the Company, or any assumption, guarantee, endorsement or otherwise by the Company of any obligations of any other person;

                    (4) Any creation or assumption by the Company of any Lien other than in the ordinary and usual course of business consistent with past practice;

                    (5) Any making of any loan, advance or capital contributions to, or investment in, any person, in each case, other than in the ordinary and usual course of business consistent with past practice and not involving any Affiliate, director, officer, consultant, partner or employee of Seller or of the Company or any stockholder of Seller;

                    (6) Any change in any accounting policies or practices by the Company except as may have been made after the date of this Agreement in accordance with Section 6.1(a)(2)(iii); or

                    (7) Any (A) employment, deferred compensation, severance, retirement or other similar agreement entered into with any director, officer, consultant, partner or employee of the Company (or any amendment to any such existing agreement), (B) grant of any severance or termination pay to any director, officer, consultant, partner or employee of the Company, or (C) change in compensation or other benefits payable to any director, officer, consultant, partner or employee of the Company, in each case except as may have been made prior to the date of this Agreement with respect to non-officer employees in the ordinary and usual course of business consistent with past practice and as Previously Disclosed and except as may have been made after the date of this Agreement in accordance with Section 6.1(a)(2)(vi).

                    (j) Properties and Assets. (1) The Company has good and valid title to, or has the right to use, all of the properties and assets, tangible and intangible, used by it to carry on its business as currently conducted free and clear of any Liens. Seller and the Company have Previously Disclosed all properties and assets, tangible and intangible, as to which it does not have good and valid title but which it uses to carry on its business as currently conducted that are owned by an Affiliate of the Company. All buildings and all fixtures, equipment, and other property and assets that are held under leases or subleases by the Company are held under valid leases or subleases enforceable in accordance with their respective terms subject, as to enforcement, to bankruptcy, insolvency, moratorium, reorganization, fraudulent transfer and other laws affecting creditors' rights generally and to general equitable principles.

                    (2) The Company has good and marketable title to all securities held by it (except securities sold under repurchase agreements or held in any fiduciary or agency capacity), free and clear of any Lien, except to the extent such securities are pledged in the ordinary course and usual of business consistent with prudent business practice to secure obligations of the Company. Such securities are valued on the books of the Company in accordance with GAAP, all investments are recorded at market value and all related gains or losses are recorded in the income statement.

                    (3) Seller and the Company have Previously Disclosed, as of the date hereof, a list of all equity securities and Rights the Company holds for its own account involving, in the aggregate, ownership or control (or potential ownership or control) of 5% or more of any class of the issuer's voting securities or 25% or more of the issuer's equity (treating subordinated debt as equity) and, as of the Closing Time, no additional securities or Rights will need to be included on such a list. Seller and the Company have Previously Disclosed a list, as of the date hereof, of all partnerships, limited liability companies, joint ventures or similar entities, in which it is a general partner, manager, managing member or holds some other similar position or owns or controls any interest, directly or indirectly, of 5% or more of all such entities and the nature and amount of each such interest and, as of the Closing Time, no additional persons will need to be included on such a list.

                    (k) Intellectual Property; Name Rights. (1) The Company owns, or is licensed or otherwise possesses rights to use all trademarks, trade names, service marks, copyrights (and applications therefor), computer software programs or applications, and tangible and intangible proprietary information or materials that are used in the business of the Company as currently conducted, and, to the Company's and Seller's knowledge, all such intellectual property rights held and used in the business currently conducted by the Company are valid and subsisting.

                    (2) The Company owns and has the right to use, and after consummation of the Acquisition will own and have the right to use and protect, free and clear of any claims of others, all trademarks, service marks (whether registered or unregistered), trademark applications, service mark applications, trade names, copyrights, software programs or applications and other proprietary rights necessary to own and operate its properties and assets and to carry on its business as currently conducted.

                    (3) The Company is not, and will not be, as a result of the execution, delivery or performance of this Agreement by it or the Seller, in violation of any known Third-Party Intellectual Property Rights.

                    (4) To Seller's knowledge no claims with respect to (a) any trademarks, trade names, service marks, copyrights (and applications therefor), computer software programs or applications, and tangible and intangible proprietary information or materials that are owned by the Company (the "Company Intellectual Property Rights"); or (b) Third-Party Intellectual Property Rights are currently pending or, to the knowledge of Seller or the Company, have been threatened by any person.

                    (5) The Company or Seller do not know of any valid grounds for any bona fide claims (a) to the effect that the making, using, selling, offering for sale or licensing of any product or services now made, used, sold, offered for sale or licensed by the Company, infringes on any copyright, patent, trademark, service mark or trade secret of any third party; (b) against the use by the Company of any trademarks, trade names, trade secrets, copyrights, or computer software programs and applications used in the business of the Company as currently conducted or as proposed to be conducted; (c) challenging the ownership or validity of any of the Company Intellectual Property Rights; or (d) challenging the license to use of the Third-Party Intellectual Property Rights by the Company.

                    (6) To the Company's or Seller's knowledge there is no unauthorized use, infringement or misappropriation of any of the Company Intellectual Property Rights by any third party, including any employee or former employee of the Company.

                    (7) The Company owns or licenses all computer software and hardware developed or currently used by it and has the right to use such software and hardware without infringing upon the intellectual property rights (including trade secrets rights) of a third party.

                    (l) Year 2000. The Company has adopted a plan of reprogramming and testing for the purpose of assuring that all computer software and hardware developed or currently used by it will be Y2K Compliant (the "Y2K Plan"). A true and complete copy of the Y2K Plan has been made available to Purchaser, and the Company is in the process of effecting the Y2K Plan in accordance with the schedule provided for therein including the reprogramming, replacing and testing of all such software and hardware within the times provided for in the Y2K Plan. To the Company's or Seller's knowledge, incurring the costs to implement the Y2K Plan is not reasonably likely to have a Material Adverse Effect on the Company.

                    (m) Litigation; Regulatory Action. There is no litigation, proceeding, investigation or controversy pending (or, to the Company's or Seller's knowledge, threatened) against or affecting the Company, or to which any of the Company's properties or assets are subject, before any Governmental Authority, Self-Regulatory Organization or arbitrator.

                    (n) Compliance with Laws. Each of the Company, and, to the best of the Company's and Seller's knowledge, the Company's officers and employees (insofar as any of the following relates to any such officer's or employee's conduct of business for or employment by the Company):

                              (1) Is in compliance with all Applicable Laws and
                    all applicable rules of any Self-Regulatory Organization;

                              (2) Has all permits, licenses, authorizations,
                    orders and approvals of, and has made all filings, applications and registrations with, all Governmental Authorities and Self-Regulatory Organizations that are required in order to permit the Company to own or lease its properties and assets and to conduct its business as presently conducted; all such permits, licenses, certificates of authority, orders and approvals are in full force and effect and are current and, to the best of Seller's and the Company's knowledge, no suspension or cancellation of any of them is threatened or reasonably likely;

                              (3) Without limiting the foregoing, to the extent
                    such person is required to be registered as an investment adviser, broker-dealer, registered representative or salesperson with the SEC, the securities commission of any state or any Self- Regulatory Organization, such person is duly registered as such and such registration is in full force and effect and a list of all such registrations has been Previously Disclosed;

                              (4) Is in good standing with all relevant
                    Governmental Authorities and is a member in good standing with all relevant Self-Regulatory Organizations;

                              (5) Has not received, since January 1, 1996, any
                    notification or written communication (or, to the Company's or Seller's knowledge, any other communication) from any Governmental Authority or Self-Regulatory Organization (A) asserting non-compliance with any of the statutes, regulations, rules or ordinances that such Governmental Authority or Self-Regulatory Organization enforces, (B) threatening to revoke any license, franchise, seat on any exchange, permit, or governmental authorization (nor, to the Company's or Seller's knowledge, do any grounds for any of the foregoing exist), (C) requiring such person (including any of the Company's directors or controlling persons) to enter into a cease and desist order, agreement, or memorandum of understanding (or requiring the Board of Directors thereof to adopt any resolution or policy), or (D) restricting or disqualifying such person's activities (except for restrictions generally imposed by rule, regulation or administrative policy on investment advisors or brokers or dealers generally);

                              (6) Is not the subject (to the Company's or
                    Seller's knowledge) of any pending or threatened investigation, review or disciplinary proceedings by any Governmental Authority or Self-Regulatory Organization;

                              (7) Is not, nor is any affiliate of such person,
                    subject to a "statutory disqualification" as defined in
                    Section 3(a)(39) of the Exchange Act or to a disqualification that would be a basis for censure, limitations on the activities, functions or operations of, or suspension or revocation of the registration of the Company as a broker-dealer, municipal securities dealer, government securities broker or government securities dealer under Section 15, Section 15B or Section 15C of the Exchange Act and there is no reasonable basis for, or proceeding or investigation, whether formal or informal, or whether preliminary or otherwise, that is reasonably likely to result in, any such censure, limitations, suspension or revocation;

                              (8) Is not required to be registered (i) as an
                    investment company, investment adviser, insurance agent, or transfer agent under any Applicable Law or (ii) in any capacity under the Commodity Exchange Act or the rules and regulations of the Commodity and Futures Trading Commission (including as a commodity trading advisor, commodity pool operator, futures commission merchant or introducing broker);

                              (9) In the conduct of the Company's business with
                    respect to employee benefit plans subject to Title I of ERISA, has not (A) breached any applicable fiduciary duty under Part 4 of Title I of ERISA which would subject the Company to liability under Sections 405 or 409 of ERISA or
                    (B) engaged in a "prohibited transaction" within the meaning of Section 406 of ERISA or Section 4975(c) of the Code that would subject the Company to liability or Taxes under Sections 409 or 502(i) of ERISA or Section 4975(a) of the Code; and

                              (10) Is not subject to any cease-and-desist or
                    other order issued by, or a party to any written agreement, consent agreement or memorandum of under standing with, or a party to any commitment letter or similar undertaking to, or subject to any order or directive by, a recipient of any supervisory letter from or has adopted any board resolutions at the request of any Governmental Authority or Self-Regulatory Organization.

                    (o) Material Contracts. (1) Seller and the Company have Previously Disclosed each of the following Contracts to which the Company is a party, or by which the Company is bound or to which the Company's properties or assets is subject:

                              (A) Any Contract providing for annual payments in
                    excess of $25,000 or aggregate payments in excess of $50,000;

                              (B) Any lease of real property;

                              (C) Any partnership, joint venture or other
                    similar Contract;

                              (D) Any executory Contract relating to the
                    acquisition or disposition of any business (whether by merger, sale of stock, sale of assets or otherwise);

                              (E) Any outstanding indenture, mortgage,
                    promissory note, loan agreement, guarantee or other Contract or commitment for the borrowing of money by the Company or the deferred purchase price of property in excess of $50,000 (in either case, whether incurred, assumed, guaranteed or secured by any asset);

                              (F) Any license, franchise or similar Contract
                    material to the Company or any agreement relating to any trade name or intellectual property right that is material to the Company;

                              (G) Any exclusive dealing Contract or any Contract
                    that materially limits the freedom of the Company to compete in any line of business or with any person or in any area or that would so limit their freedom (or the freedom of Purchaser or any of its affiliates) after the Closing Time;

                              (H) Any Contract between the Company and Seller or
                    any Affiliate of the Company or Seller; or

                              (I) Any other Contract material to it.

          A copy of each such Contract has been supplied or made available to Purchaser.

                    (2) The Company is not in default under any Contract required to be previously disclosed under Section 3.2(o)(1), and there has not occurred any event that, with the lapse of time or the giving of notice or both, would constitute such a default by it. Each such Contract is the legal, valid and binding obligation of the Company (and, to the Company's or Seller's knowledge, of any other party to any such Contract), enforceable in accordance with its terms, subject, as to enforcement, to bankruptcy, insolvency, moratorium, reorganization, fraudulent transfer and other laws affecting creditors' rights generally and to general equitable principles.

                    (p) Reports. The Company has timely filed all reports, registrations, statements and other filings, together with any amendments required to be made with respect thereto, that were required to be filed since January 1, 1996, with (1) the SEC, (2) any other applicable federal, state or foreign securities or other regulatory authority and (3) any Self-Regulatory Organization (all such reports and statements being collectively referred to herein as the "Regulatory Reports"). As of their respective dates, the Regulatory Reports complied in all material respects with the statutes, rules, regulations and orders enforced or promulgated by the Governmental Authority or Self-Regulatory Organization with which they were filed.

                    (q) No Brokers or Finders. The Company has not employed any broker or finder or incurred any liability for any financial advisory fees, brokerage fees, commissions or finder's fees, and no broker or finder has acted directly or indirectly for it in connection with this Agreement or the transactions contemplated hereby.

                    (r) Employee Benefit Plans. (1) Seller and the Company have Previously Disclosed a complete list of all bonus, deferred compensation, pension, retirement, profit-sharing, thrift, savings, employee stock ownership, stock bonus, stock purchase, restricted stock and stock option plans, all employment or severance Contracts, all medical, dental, health and life insurance plans, all other employee benefit plans, Contracts or arrangements and any applicable "change of control" or similar provisions in any plan, contract or arrangement currently maintained or contributed to by Seller or the Company for the benefit of any of the Company's employees, former employees, directors, former directors or their beneficiaries, or with respect to which the Company or Seller, in its capacity as stockholder of the Company, could continue to have any liability (the "Compensation and Benefit Plans"). The Company has Previously Disclosed a separate list of all Compensation and Benefit Plans maintained by the Company solely for the benefit of any of the Company's employees, former employees, directors, former directors or their beneficiaries (the "Company Compensation and Benefit Plans"). True and complete copies of all Compensation and Benefit Plans, including any trust instruments and/or insurance contracts, if any, forming a part thereof, and all amendments thereto have been supplied or made available to Purchaser.

                    (2) All Compensation and Benefit Plans that are "employee benefit plans" within the meaning of Section 3(3) of the Employee Retirement Income Security Act of 1974, as amended ("ERISA"), other than "multiemployer plans" within the meaning of Section 3(37) of ERISA ("Multiemployer Plans"), covering employees or former employees of the Company (the "ERISA Plans"), to the extent subject to ERISA, are in substantial compliance with ERISA. Each ERISA Plan that is an "employee pension benefit plan" within the meaning of Section 3(2) of ERISA (each, a "Pension Plan") and which is intended to be qualified under Section 401(a) of the Code is a prototype plan as to which the sponsor has received a favorable determination letter from the IRS, and to the Seller's and Company's knowledge there are no circumstances reasonably likely to cause any such Pension Plan not to continue to be qualified under Section 401(a) of the Code. There is no pending or, to the Company's or Seller's knowledge, threatened litigation relating to the Compensation and Benefit Plans. Neither Seller nor the Company has engaged in a transaction with respect to any ERISA Plan that could subject the Company to a tax or penalty imposed by either Section 4975 of the Code or Section 502(i) of ERISA.

                    (3) No liability under Subtitle C or D of Title IV of ERISA has been or is expected to be incurred by Seller or the Company with respect to any ongoing, frozen or terminated "single-employer plan", within the meaning of Section 4001(a)(15) of ERISA, currently or formerly maintained by any of them, or the single-employer plan of any person that is considered one employer with the Company under Section 4001(a)(15) of ERISA or Section 414 of the Code (an "ERISA Affiliate"). Neither Seller nor the Company presently contributes to a Multiemployer Plan, nor has it contributed to such a plan within the past five calendar years. No notice of a "reportable event", within the meaning of Section 4043 of ERISA for which the 30-day reporting requirement has not been waived, has been required to be filed for any Pension Plan or by any ERISA Affiliate within the past 12- month period or will be required to be filed in connection with the transactions contemplated by this Agreement.

                    (4) All contributions required to be made under the terms of any ERISA Plan have been timely made. Neither any Pension Plan nor any single-employer plan of an ERISA Affiliate has an "accumulated funding deficiency" (whether or not waived) within the meaning of Section 412 of the Code or Section 302 of ERISA and no ERISA Affiliate has an outstanding funding waiver. Neither Seller nor the Company has provided, or is required to provide, security to any Pension Plan or to any single-employer plan of an ERISA Affiliate pursuant to Section 401(a)(29) of the Code.

                    (5) Under each Pension Plan that is a single-employer plan, as of the last day of the most recent plan year, the actuarially determined present value of all "benefit liabilities", within the meaning of Section 4001(a)(16) of ERISA (as determined on the basis of the actuarial assumptions contained in the plan's most recent actuarial valuation) did not exceed the then current value of the assets of such plan, and there has been no material change in the financial condition of such plan since the last day of the most recent plan year.

                    (6) Neither Seller nor the Company has any obligations for retiree health and life benefits under any plan, except under Sections 601-606 of ERISA and as Previously Disclosed. There are no restrictions on the rights of Seller or the Company to amend or terminate any such plan without, to the Company's or Seller's knowledge, incurring any liability thereunder.

                    (7) Except as Previously Disclosed or as contemplated by
          Section 6.11, neither the execution and delivery of this Agreement nor the consummation of the transactions contemplated hereby will (A) result in any severance or other payment becoming due to any director or any employee of the Company, (B) increase the amount of any benefits or compensation otherwise payable under any Compensation and Benefit Plan, or (C) result in any acceleration of the time of payment or vesting of, or triggering any payment of, any such benefit or compensation.

                    (8) Seller and the Company have Previously Disclosed a true and complete copy of the Employment Contract and, the Employment Contract has not been amended or modified, and no waiver or approval has been granted by the Company thereunder.

                    (s) Labor Matters. (1) The Company is in compliance with all Applicable Laws relating to employment and employment practices, terms and conditions of employment and wages and hours, including the Immigration Reform and Control Act, the Worker Adjustment and Retraining Notification Act, any such laws respecting employment discrimination, disability rights or benefits, equal opportunity, plant closure issues, affirmative action, workers' compensation, employee benefits, severance payments, labor relations, employee leave issues, wage and hour standards, occupational safety and health requirements and unemployment insurance and related matters. The Company is not engaged in any unfair labor practice and there is no unfair labor practice complaint pending or threatened against the Company before the National Labor Relations Board.

                    (2) The Company is not a party to, or bound by, any collective bargaining agreement, Contract or other agreement or understanding with any labor union or labor organization, nor has it agreed to recognize any union or other collective bargaining unit, nor has any union or other collective bargaining unit been certified as representing any of the employees of the Company, nor, to the knowledge of the Company, are there any organizational efforts by any of the employees of the Company to engage in or undertake any of the foregoing activities. There are no pending or threatened charges or complaints alleging sexual or other harassment or other discrimination by the Company or any of its respective employees, agents or representatives.

                    (t) Insurance. (1) Seller and the Company have Previously Disclosed all of the insurance policies, binders or bonds maintained by or for the Company. The Company is insured with reputable insurers against such risks and in such amounts as the management of the Company reasonably has determined to be prudent in accordance with industry practices and any regulatory requirements. All of the policies, binders and bonds are in full force and effect; the Company is not in default thereunder; all claims thereunder have been filed in due and timely fashion; and none of them has received any written or oral notice of cancellation or termination with respect to any such policy, binder or bond.

                    (2) Without limiting the generality of Section 3.2(t)(1), Seller and the Company have Previously Disclosed a correct and complete copy of any key man insurance policies the Company or Seller maintains with respect to the Company's directors, officers or employees.

                    (u) Takeover Laws. The Company has taken all necessary action to exempt this Agreement and the transactions contemplated hereby from, and this Agreement and the transactions contemplated hereby are exempt from, (1) any "moratorium," "control share," "fair price" or other antitakeover laws and regulations of any state (collectively, "Takeover Laws") and (2) any similar provisions of its Constituent Documents.

                    (v) Environmental Matters. Except as Previously Disclosed,
          (1) the Company has complied with all applicable, and is not subject to any claim or liability under any, Environ mental Laws, (2) no real property currently or, to the Company's or Seller's knowledge, formerly owned or operated by the Company is contaminated with any Hazardous Substance for which the Company could be held liable and (3) there are no other circumstances involving the Company that could result in any claims, liabilities, costs or restrictions on the ownership, use or transfer of any property in connection with any Environmental Law.

                    (w) Taxes. (1) All Tax Returns that are required to be filed on or before the Closing Time by or with respect to the Seller Group, which includes the Company, have been or will be timely filed on or before the Closing Time, and all such Tax Returns are or will be true, complete and accurate.

                    (2) All Taxes shown to be due on the Tax Returns referred to in clause (1) have been or will be paid in full when due.

                    (3) Except as Previously Disclosed, the Tax Returns referred to in clause (1) have been examined by the IRS or the appropriate state, local or foreign taxing authority, or the period for assessment of Taxes in respect of which such Tax Returns were required to be filed has expired without such returns having been examined.

                  (4) All Taxes due with respect to completed and settled examinations have been paid in full.

                  (5) No issues have been raised by the relevant taxing authority in connection with the examination of any of the Company Tax Returns referred to in clause (1).

                  (6) There have not been any waivers of statutes of limitations with respect to any Taxes of the Selling Group, including the Company.

                  (7) None of the Company, Purchaser or any direct or indirect subsidiary of either of them, as a consequence of the actions of the Company prior to the Closing, will be obligated to make a payment to an individual that would be a "parachute payment" as such term is defined in Section 280G of the Code without regard to whether such payment is to be performed in the future.

                  (8) The Company will not be required, as a result of (A) a change in accounting method for a period beginning on or before the Closing Time, to include any adjustment under Section 481(c) of the Code (or any similar provision of state, local or foreign law) in taxable income for any period beginning on or after the Closing Time, or (B) any "closing agreement" as described in Section 7121 of the Code (or any similar provision of state, local or foreign Applicable Law), to include any item of income in or exclude any item of deduction from any period beginning on or after the Closing Time;

                    (9) There are no Liens on any of the assets of the Company that arose in connection with a failure (or alleged failure) to pay any Taxes;

                    (10) No closing agreements, private letter rulings, technical advance memoranda or similar agreement or rulings have been entered into or issued by any taxing authority with respect to the Company;

                    (11) Neither Seller, any of Seller's affiliates nor the Company has made a consent with respect to the Company under Section 341 of the Code;

                    (12) No tax is required to be withheld pursuant to Section 1445 of the Code as a result of the transfer contemplated by this Agreement; and

                    (13) The Company has not been a member of an affiliated, combined, consolidated or unitary Tax group for purposes of filing any Tax Return, other than, for purposes of filing consolidated U.S. Federal income tax returns and for purposes of filing combined New York income tax returns, a group of which Seller was the common parent.

                    (x) Accounting Controls. The Company has devised and maintained systems of internal accounting controls sufficient to provide reasonable assurances that (1) all material transactions are executed in accordance with management's general or specific authorization; (2) all material transactions are recorded as necessary to permit the preparation of financial statements in conformity with GAAP, and to maintain proper accountability for items; (3) access to assets is permitted only in accordance with management's general or specific authorization; and (4) the recorded accountability for items is compared with the actual levels at reasonable intervals and appropriate action is taken with respect to any differences.

                    (y) Investment Advisory Activities. The Company does not provide investment management, investment advisory, sub-advisory, administration, distribution or other services to, or hold a partnership or other equity interest in, any investment vehicle.


                                   Article IV
                    Representations and Warranties of Seller

               Section 4.1 Standard. No representation or warranty contained in Sections 4.2 or 4.3 (other than those contained in Sections 4.2(b) and 4.2(c)) will be deemed to be untrue or incorrect, and Seller will not be deemed to have breached any such representation or warranty, as a consequence of the existence of any fact, circumstance or event that should have been disclosed as an exception to such representation or warranty, unless such undisclosed fact, event or circumstance (individually or in the aggregate) (i) has had or would be reasonably likely to have a Material Adverse Effect on the Company, Adviser (in the case of Section 4.3), Distributor (in the case of Section 4.3) or Seller or
(ii) would have the effect of preventing or materially delaying (1) the consummation of the Acquisition or (2) the performance of the obligations of Seller set forth in this Agreement.

               Section 4.2 Representations and Warranties of Seller. Except as Previously Disclosed, Seller hereby represents and warrants to Purchaser as follows:

                    (a) Existence; Qualification; Authority. Seller is a corporation duly organized and validly existing under the laws of Delaware and is duly qualified to do business and is in good standing in the States of the United States and other jurisdictions where its ownership or leasing of property or assets or the conduct of its business requires it to be so qualified. Seller has the corporate power and authority necessary to carry on its business as it is now being conducted and to own all its properties and assets. Before the date of this Agreement, Seller has made available to Purchaser a complete and correct copy of its Constituent Documents, each as amended to such date, and such Constituent Documents are in full force and effect and have not been amended since such date.

                    (b) Authorization and Validity. Each of this Agreement and the Services Agreement has been duly authorized, executed and delivered by Seller and Seller has the requisite power and authority, and has taken all action necessary, in order to authorize this Agreement and the Services Agreement and the transactions contemplated hereby and thereby; and, at the Closing Time, the Assignment Agreement will be duly authorized, executed and delivered by Seller and Seller will have the requisite power and authority, and will have taken all action necessary, in order to authorize the Assignment Agreement and the transactions contemplated thereby. Each of this Agreement and the Services Agreement is and, at the Closing Time, the Assignment Agreement will be, the valid, legal and binding obligation of Seller, enforceable against it in accordance with its terms, subject, as to enforcement, to bankruptcy, insolvency, moratorium, reorganization, fraudulent transfer and other laws affecting creditors' rights generally and to general equitable principles.

                    (c) Ownership of Stock. Seller is the lawful record and beneficial owner of all the issued and outstanding shares of the Company Stock, free and clear of all Liens. Seller has the full legal right, power and authority to enter into this Agreement and to sell, assign, transfer and convey the shares of Company Stock so owned by Seller pursuant to this Agreement, and the delivery to Purchaser of the Company Stock pursuant to the provisions of this Agreement (including the payment by Purchaser therefor) will transfer to Purchaser good title thereto, free and clear of all Liens. Bassett S. Winmill is the lawful record and beneficial owner of all the voting capital stock of Seller.

                    (d) Regulatory Consents; Corporate Proceedings. (i) No notices, reports or other filings are required to be made by Seller with, nor are any consents, registrations, approvals, permits or authorizations required to be obtained by it from, any Governmental Authority or any Self-Regulatory Organization in connection with the execution, delivery and performance of this Agreement by it and the consummation by Seller of the Acquisition. To Seller's knowledge, there is no reason why the regulatory approvals and consents referred to in this Section 4.2(d), Section 5.2(c) or Section 3.2(e) will not be received without the imposition of an Onerous Condition.

                    (ii) Except for the approval of the Acquisition by Seller's Board of Directors and the sole stockholder of the shares of Class B Common Stock, par value of $0.01 per share, of Seller in accordance with Section 271 of the DGCL, there are no corporate consents, approvals or proceedings necessary or required in connection with the execution, delivery and performance of this Agreement by Seller and the consummation of the Acquisition or other transactions contemplated hereby.

                    (e) No Conflicts. The execution, delivery and performance of each of this Agreement, the Services Agreement and the Assignment Agreement by Seller does not and will not, and the consummation by it of the transactions contemplated hereby will not, with or without the giving of notice, the lapse of time or both:

                              (1) Violate or conflict with Seller's Constituent
                    Documents;

                              (2) Breach or violate, or result in a default
                    under, any Applicable Law with respect to Seller or permit or result in the revocation, cancellation, suspension or adverse modification of any permit, license, certificate of authority, order or approval to which Seller or any of its properties or assets is subject; or

                              (3) Breach or result in a default under, permit
                    the termination of, permit the acceleration of the performance required by, or revise in any material way, any Contract of, or binding on, Seller, or to which Seller (or its properties), is subject or result in the creation or imposition, pursuant to any of the foregoing, of any Lien on the Company Stock, or the properties or assets of Seller (including the Name Rights).

                    (f) Intellectual Property; Name Rights. (1) Seller owns and possesses rights to use (and the right to exercise all rights appurtenant thereto) all trademarks, trade names, service marks, logos and names set forth in Schedule 4.2(f) hereto for financial services and for all goods and services included in applications and registrations related thereto, including without limitation securities brokerage and investment advisory services (the "Name Rights"), and, to Seller's knowledge, the Name Rights held or used in the business currently conducted by Seller and/or its subsidiaries are valid and subsisting.

                    (2) Seller and its subsidiaries have the right to use, and after consummation of the Acquisition, Purchaser will have the right to use, free and clear of any known claims of others, all Name Rights. The License Agreements are the only Contracts, instruments or otherwise that are in effect with respect to Seller's transfer or conveyance of any title, right or interest in the Name Rights.

                    (3) No claims with respect to the Name Rights are currently pending or, to the knowledge of Seller or any of its subsidiaries, threatened by any person.

                    (5) Seller does not know of any valid grounds for any bona fide claims (a) to the effect that the using, selling, offering for sale or licensing of the Name Rights by Seller or any of its subsidiaries infringes on any copyright, patent, trademark, service mark or trade secret of any third party; (b) against the use by Seller or any of its subsidiaries, of the Name Rights; (c) challenging the ownership or validity of any of the Name Rights.

                    (6) To Seller's knowledge there is no unauthorized use, infringement or misappropriation of any of the Name Rights by any third party.

                    (g) Litigation; Regulatory Action. There is no litigation, proceeding, investigation or controversy pending (or, to Seller's knowledge, threatened) affecting the Name Rights before any Governmental Authority, Self-Regulatory Organization or arbitrator.

                    (h) SEC Documents; Financial Statements. Seller's Annual Reports on Form 10-K for the fiscal years ended December 31, 1995, 1996 and 1997, and all other reports, registration statements, definitive proxy statements or information statements filed or to be filed by Seller or any of its subsidiaries subsequent to December 31, 1995 under the Securities Act, or under Sections 13(a), 13(c), 14 or 15(d) of the Exchange Act, in the form filed or to be filed with the SEC (collectively, the "SEC Documents"), as of the date filed, insofar as they relate to the business of the Company, (A) complied or will comply in all material respects as to form with the applicable requirements under the Securities Act or the Exchange Act, as the case may be, and (B) did not (or if amended or superseded by a filing prior to the date of this Agreement, then as of the date of such filing) and will not contain any untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary to make the statements therein, in the light of the circumstances under which they were made, not misleading; and each of the balance sheets contained in or incorporated by reference into any such SEC Document (including the related notes and schedules thereto) fairly presents, or will fairly present, the financial position of Seller and its subsidiaries as of its date, and each of the statements of income and changes in stockholders' equity and cash flows or equivalent statements in such SEC Documents (including any related notes and schedules thereto) fairly presents, or will fairly present, the results of operations, changes in stockholders' equity and changes in cash flows, as the case may be, of Seller and its subsidiaries for the periods to which they relate, in each case in accordance with generally accepted accounting principles, consistently applied, during the periods involved, except in each case as may be noted therein, subject to normal year-end audit adjustments in the case of unaudited statements.

                    (i) Leases. Each lease or agreement under which Seller is a lessee of any real property is a valid and binding agreement of Seller, and no event has occurred and is continuing which, with or without notice or lapse of time would constitute a default or event of default by Seller thereunder or, to Seller's knowledge, by any party thereto.

                    (j) No Brokers or Finders. No agent, broker, person or firm acting on behalf of Seller is, or will be, entitled to any commission or broker's or finder's fees from the Company, or any Affiliate of the Company, in connection with any of the transactions contemplated by this Agreement.

                    (k) Bull & Bear Money Market Fund. No approvals, including approval from the Fund Board or the shareholders of the Fund are required in connection with this Agreement or the transactions contemplated hereby.

               Section 4.3 Representations and Warranties Concerning Adviser and Distributor. Except as Previously Disclosed, Seller hereby represents and warrants to Purchaser as follows:

                    (a) Existence; Qualification; Authority. Each of Adviser and Distributor is a corporation duly organized and validly existing under the laws of Delaware and is duly qualified to do business and is in good standing in the States of the United States and other jurisdictions where its ownership or leasing of property or assets or the conduct of its business requires it to be so qualified. Each of Adviser and Distributor has the corporate power and authority necessary to carry on its business as it is now being conducted and to own all its properties and assets. Each of Adviser's and Distributor's Constituent Documents are in full force.

                    (b) Regulatory Consents. No notices, reports or other filings are required to be made by either Adviser or Distributor with, nor are any consents, registrations, approvals, permits or authorizations required to be obtained by it from, any Governmental Authority or any Self-Regulatory Organization in connection with this Agreement or the transactions contemplated hereby and thereby.

                    (c) Investment Advisory Activities. (1) Adviser provides investment management, investment advisory, sub-advisory, administration, distribution or certain other services to Bull & Bear Fund Corporation with respect to the Fund. Bull & Bear Fund Corporation is duly organized and existing in good standing under the laws of the jurisdiction under which it is organized. Bull & Bear Fund Corporation is registered under the Investment Company Act and is governed by a board of directors (the "Fund Board") consisting of at least 50% of trustees or directors who are not "interested persons") (as defined in the Investment Company Act). The Fund Board operates in all material respects in conformity with the requirements and restrictions of Sections 10 and 16 of the Investment Company Act, to the extent applicable.

                    (2) Bull & Bear Fund Corporation is in compliance with all applicable foreign, federal and state laws, rules and regulations of the SEC, the IRS, and any Self-Regulatory Organization having jurisdiction over it. Seller has made available to Purchaser true and complete copies of all the Constituent Documents and related advisory agreements of Bull & Bear Fund Corporation.

                    (3) Bull & Bear Fund Corporation has been operated in compliance with its objectives, policies and restrictions, including those set forth in its prospectus and registration statement, if any.

                    (4) Bull & Bear Fund Corporation has duly adopted procedures pursuant to Rules 17a-7, 17e-1 and 10f-3 under the Investment Company Act, to the extent applicable.

                    (d) Investment Contracts. (1) Seller has provided to Purchaser a correct and complete listing of each Contract, and all amendments thereto, in effect on the date hereof relating to the Adviser's rendering of investment advisory or management services (including all sub-advisory services), administration or distribution services to Bull & Bear Fund Corporation or the Fund (collectively, together with any such Contract entered into after the date hereof, the "Investment Management Contracts").

                    (2) Each Investment Contract is in full force and effect, and each Investment Management Contract and any subsequent renewal has been duly authorized, executed and delivered by Adviser and, to Seller's knowledge, each other party thereto, in compliance with any Applicable Law, and is a valid and binding agreement of Adviser, and, to Seller's knowledge, each other party thereto, enforceable in accordance with its terms (subject, as to enforcement, to bankruptcy, insolvency, moratorium, reorganization, fraudulent transfer and other laws affecting creditors' rights generally and to general equitable principles).

                    (3) Each of Adviser and, to Seller's knowledge, the other parties to each Investment Management Contract is in compliance with the terms of each Investment Management Contract to which it is a party, and is not currently in default under any of the terms of any such Investment Management Contract and, to Seller's knowledge, no event has occurred or condition exists that with notice or the passage of time or both would constitute such a default.

                    (e) Service Contracts. (1) Seller has provided to Purchaser a correct and complete listing of each Contract, and all amendments thereto, in effect on the date hereof relating to Distributor's rendering of services to Bull & Bear Fund Corporation or the Fund (collectively, together with any such Contract entered into after the date hereof, the "Service Contracts").

                    (2) Each Service Contract is in full force and effect, and each Service Contract and any subsequent renewal has been duly authorized, executed and delivered by Distributor and, to Seller's knowledge, each other party thereto, in compliance with any Applicable Law, and is a valid and binding agreement of Distributor, and, to Seller's knowledge, each other party thereto, enforceable in accordance with its terms (subject, as to enforcement, to bankruptcy, insolvency, moratorium, reorganization, fraudulent transfer and other laws affecting creditors' rights generally and to general equitable principles).

                    (3) Each of Distributor and, to Seller's knowledge, the other parties to each Service Contract is in compliance with the terms of each Service Contract to which it is a party, and is not currently in default under any of the terms of any such Service Contract and, to Seller's knowledge, no event has occurred or condition exists that with notice or the passage of time or both would constitute such a default.

                    (f) Litigation; Regulatory Action. There is no litigation, proceeding, investigation or controversy pending (or, to Seller's knowledge, threatened) against either Adviser or Distributor relating to Bull & Bear Fund Corporation or the Fund before any Governmental Authority, Self-Regulatory Organization or arbitrator.

                    (g) Compliance with Laws. Each of Adviser, Distributor, and, to Seller's knowledge, Adviser's and Distributor's officers and employees (insofar as any of the following relates to any such officer's or employee's conduct of business for or employment by Adviser and Distributor, as applicable):

                              (1) Is in compliance with all Applicable Laws and
                    all applicable rules of any Self-Regulatory Organization;

                              (2) Has all permits, licenses, authorizations,
                    orders and approvals of, and has made all filings, applications and registrations with, all Governmental Authorities and Self-Regulatory Organizations that are required in order to permit either Adviser or Distributor, as the case may be, to own or lease its properties and assets and to conduct its business as presently conducted; all such permits, licenses, certificates of authority, orders and approvals are in full force and effect and are current and, to Seller's knowledge, no suspension or cancellation of any of them is threatened or reasonably likely;

                              (3) Without limiting the foregoing, to the extent
                    such person is required to be registered as an investment adviser, broker-dealer, registered representative or salesperson with the SEC, the securities commission of any state or any Self- Regulatory Organization, such person is duly registered as such and such registration is in full force and effect and a true and complete list of all such registrations has been previously provided to Purchaser;

                              (4) Is in good standing with all relevant
                    Governmental Authorities and is a member in good standing with all relevant Self-Regulatory Organizations;

                              (5) Has not received, since January 1, 1996, any
                    notification or written communication (or, to Seller's knowledge, any other communication) from any Governmental Authority or Self-Regulatory Organization (A) asserting non-compliance with any of the statutes, regulations, rules or ordinances that such Governmental Authority or Self-Regulatory Organization enforces, (B) threatening to revoke any license, franchise, seat on any exchange, permit, or governmental authorization (nor, to Seller's knowledge, do any grounds for any of the foregoing exist), (C) requiring such person (including any of Adviser's or Distributor's directors or controlling persons, as the case may be) to enter into a cease and desist order, agreement, or memorandum of understanding (or requiring the Board of Directors thereof to adopt any resolution or policy), or (D) restricting or disqualifying such person's activities (except for restrictions generally imposed by rule, regulation or administrative policy on investment advisors or brokers or dealers generally);

                              (6) Is not the subject (to Seller's knowledge) of
                    any pending or threatened investigation, review or disciplinary proceedings by any Governmental Authority or Self-Regulatory Organization;

                              (7) Is not, nor is any affiliate of such person,
                    subject to a "statutory disqualification" as defined in
                    Section 3(a)(39) of the Exchange Act or to a disqualification that would be a basis for censure, limitations on the activities, functions or operations of, or suspension or revocation of the registration of either Adviser or Distributor, as the case may be, as a broker-dealer, municipal securities dealer, government securities broker or government securities dealer under
                    Section 15, Section 15B or Section 15C of the Exchange Act and there is no reasonable basis for, or proceeding or investigation, whether formal or informal, or whether preliminary or otherwise, that is reasonably likely to result in, any such censure, limitations, suspension or revocation;

                              (8) Is not required to be registered (i) as an
                    investment company, investment adviser (other than Adviser), insurance agent, or transfer agent under any Applicable Law or (ii) in any capacity under the Commodity Exchange Act or the rules and regulations of the Commodity and Futures Trading Commission (including as a commodity trading advisor, commodity pool operator, futures commission merchant or introducing broker); and

                              (9) Is not subject to any cease-and-desist or
                    other order issued by, or a party to any written agreement, consent agreement or memorandum of understanding with, or a party to any commitment letter or similar undertaking to, or subject to any order or directive by, a recipient of any supervisory letter from or has adopted any board resolutions at the request of any Governmental Authority or Self-Regulatory Organization.

                    (h) Reports. Each of Adviser and Distributor has timely filed all Regulatory Reports. As of their respective dates, the Regulatory Reports complied in all material respects with the statutes, rules, regulations and orders enforced or promulgated by the Governmental Authority or Self-Regulatory Organization with which they were filed.


                                    Article V

                   Representations and Warranties of Purchaser

               Section 5.1 Standard. No representation or warranty contained in
Section 5.2 will be untrue or incorrect, and Purchaser will not have breached any such representation or warranty, as a consequence of the existence of any circumstance, fact or event that should have been disclosed as an exception to such representation or warranty, unless the circumstance, fact or event (individually or in the aggregate) would be reasonably likely to have a Material Adverse Effect on Purchaser.

               Section 5.2 Representations and Warranties of Purchaser. Except as Previously Disclosed, Purchaser represents and warrants to Seller and the Company as follows:

                    (a) Existence and Good Standing. Purchaser is a corporation duly organized, validly existing and in good standing under the laws of Delaware.

                    (b) Authorization and Validity. This Agreement, the Employment Contract and the Services Agreement have been duly authorized, executed and delivered by Purchaser. Purchaser has the requisite corporate power and authority, and has taken all corporate action necessary, in order to authorize this Agreement, the Employment Contract and the Services Agreement and the transactions contemplated hereby and thereby. This Agreement, the Employment Contract and the Services Agreement are the legal, valid and binding obligations of Purchaser, enforceable against it in accordance with its terms, subject, as to enforcement, to bankruptcy, insolvency, moratorium, reorganization, fraudulent transfer and other laws affecting creditors' rights generally and to general equitable principles.

                    (c) Regulatory Consents. Except for the receipt of the regulatory approvals, the expiration of waiting periods and the required filings under federal and state securities laws and the laws of jurisdictions outside the United States, in each case as Previously Disclosed, no notices, reports or other filings are required to be made by Purchaser with, nor are any consents, registrations, approvals, permits or authorizations required to be obtained by it from, any Governmental Authority or any Self-Regulatory Organization in connection with the execution, delivery and performance of this Agreement by it, and the consummation by it of the Acquisition. To Purchaser's knowledge, as of the date hereof, there is no reason why the regulatory approvals and consents referred to in this Section 5.2(c), Section 4.2(d) or Section 3.2(e) will not be received without the imposition of an Onerous Condition.

                    (d) No Conflicts. The execution, delivery and performance of this Agreement and the Services Agreement by Purchaser does not and will not, and (upon the receipt of the approvals, expiration of the waiting periods and the making of the filings referred to in Section 5.2(c)) the consummation by it of the transactions contemplated hereby and thereby will not, with or without the giving of notice, the lapse of time or both, (1) violate or conflict with its Constituent Documents, (2) breach or violate, or result in a default under, any Applicable Law with respect to it or (3) breach or result in a default under, permit the termination of, or permit the acceleration of the performance required by, any Contract of, or binding on, it, or to which it (or its properties) is subject or result in the creation or imposition, pursuant to any of the foregoing, of any Lien on the properties of it.

                    (e) Litigation; Regulatory Action. There is no litigation, proceeding or investigation or controversy pending (or, to Purchaser's knowledge, threatened) against Purchaser relating to the consummation of the Acquisition before any Governmental Authority, Self- Regulatory Organization or arbitrator.

                    (f) No Brokers or Finders. No agent, broker, person or firm acting on behalf of Purchaser is, or will be, entitled to any commission or broker's or finder's fees from Seller, or any Affiliate of Seller, in connection with any of the transactions contemplated by this Agreement.


                                   Article VI
                                    Covenants

               Section 6.1 Conduct of the Business. (a) The Company. (1) Each of Seller and the Company agrees that, from and after the date of this Agreement until the Closing Time, the Company will conduct its business in the ordinary and usual course consistent with past practice and will use reasonable efforts to maintain and preserve in all material respects its business organization, key employees and advantageous business relationships.

               (2) Without limiting Section 6.1(a)(1) and except as Previously Disclosed, each of Seller and the Company agrees that the Company will not (without the prior written consent of Purchaser):

                    (i) Issue, sell, repurchase or otherwise permit to become outstanding any additional shares of its equity securities, or any Rights therefor;

                    (ii) Make, declare or pay any dividend on or in respect of, or declare or make any distribution on, or directly or indirectly combine, redeem, reclassify, purchase or otherwise acquire, any of its equity securities; provided however, that to the extent that Book Value exceeds $500,000 as of the Closing Time, the Company may dividend to Seller such excess effective as of the Closing Time.

                    (iii) Implement or adopt any change in its accounting principles, practices or methods, other than as may be required by GAAP;

                    (iv) Incur or commit to incur any capital expenditures, other than as reasonably necessary to maintain existing assets in good repair in the ordinary course of business consistent with past practice in amounts not exceeding $50,000 in the aggregate;

                    (v) Enter into any type of business materially different from that conducted by it as of the date hereof or initiate any new business activity that would be impermissible for a "bank holding company" under the Bank Holding Company Act of 1956;

                    (vi) Enter into or amend any compensation, employment, severance or similar Contract with or on behalf of any of its directors, officers, employees, agents or consultants, or grant any salary or wage increase, or increase any employee benefit (including incentive or bonus payments), except (A) the hiring of non-executive employees in the ordinary course of business at annual salary levels not in excess of $50,000 (per employee) to replace any departing employees (on a one-for-one basis) or (B) other changes as may be required by Applicable Law or to satisfy Previously Disclosed contractual obligations existing as of the date hereof (provided that, notwithstanding the foregoing, the Company will not agree to any modification or amendment of, or waiver or approval under, the Employment Contract or Services Agreement without the prior written consent of Purchaser);

                    (vii) Other than as contemplated by this Agreement, enter into or modify (except as may be required by Applicable Law or to maintain qualification pursuant to the Code) any pension, retirement, stock option, stock purchase, savings, profit sharing, deferred compensation, consulting, bonus, group insurance or other employee benefit, incentive or welfare contract, plan or arrangement, or any trust agreement related thereto, in respect of any of its stockholders, directors, officers or other employees, including taking any action that accelerates the vesting or exercise of any benefits thereunder;

                    (viii) Dispose of or discontinue any of its assets, business or properties that are material to it, or merge or consolidate with, or acquire all or any portion material to the Company of the assets, business or property of, any other person;

                    (ix) Amend any of its Constituent Documents;

                    (x) Enter into, terminate or make any material change in any material Contract, or amend, modify or terminate the Services Agreement or the Lease;

                    (xii) Settle any claim, action or proceeding involving any liability for material money damages or any restrictions upon any of its operations or that may be precedential with respect to other claims, actions or proceeds that may involve such damages or restrictions;

                    (xiii) Knowingly take any action intended or reasonably likely to (A) result in any of its representations and warranties set forth in this Agreement or any Ancillary Agreement or any certificate delivered in connection with the Closing being or becoming untrue in any material respect at any time at or prior to the Closing Time, (B) result in any of the conditions to the Acquisition set forth in
          Article VII not being satisfied, (C) materially breach any provision of this Agreement or any Ancillary Agreement, (D) materially impede or delay the receipt of any approval or consent referred to in Section
          6.2 or 6.8 without the imposition of an Onerous Condition or (E) adversely affect the ability of any party to perform its obligations under this Agreement or any Ancillary Agreement; or

                    (xiv) Authorize, commit or enter into any agreement to take any of the actions referred to in this Section 6.1(a)(2).

                    (b) Seller. (1) Seller agrees that, from and after the date of this Agreement until the Closing Time, it will not (without the prior written consent of Purchaser):

                    (i) Enter into, terminate or make any change in any Contract relating to the Name Rights;

                    (ii) Settle any claim, action or proceeding involving any restrictions affecting the Name Rights or that may be precedential with respect to other claims, actions or proceeds that may involve such restrictions;

                    (iii) (A) Amend or modify the License Agreements or (B) enter into any Contract, instrument or otherwise that would transfer, convey or diminish any of Seller's rights, title or interest in the Name Rights as of the date hereof;

                    (iv) Knowingly take any action intended or reasonably likely to (A) result in any of the representations and warranties set forth in this Agreement and any Ancillary Agreement or any certificate delivered in connection with the Closing being or becoming untrue in any material respect at any time at or prior to the Closing Time, (B) result in any of the conditions to the Acquisition set forth in
          Article VII not being satisfied, (C) materially breach any provision of this Agreement or any Ancillary Agreement, (D) materially impede or delay the receipt of any approval or consent referred to in Section
          6.2 or 6.8 without the imposition of an Onerous Condition or (E) adversely affect the ability of any party to perform its obligations under this Agreement or any Ancillary Agreement; or

                    (v) Authorize, commit or enter into any agreement to take any of the actions referred to in this Section 6.1(b)(2).

               (2) Seller agrees that it will, and will cause its Affiliates to, take all steps necessary to protect the value of the Name Rights prior to the Closing Time, including maintaining all registrations relating to the Name Rights, prosecution of all pending applications for trademark or service mark registration relating to the Name Rights, opposing or continuing to oppose all third party applications for registration of confusingly similar trademarks or service marks and pursuing actions against all third parties that are infringing, misappropriating or diluting the Name Rights.

               Section 6.2 Consents. To the extent that the rights of the Company under any Contract would be impaired upon the consummation of the Acquisition without the consent or approval of any other party thereto, the Company and Seller will obtain, without cost to the Company, such consent or approval and cause such party not to thereafter reduce or limit its consent or approval.

               Section 6.3 Current Information. (a) During the period from the date of this Agreement to the Closing Time, Seller (on behalf of the Company) and Purchaser will cause one or more of their representatives to confer on a regular and frequent basis with respect to the status of the ongoing operations of the Company. Seller (on behalf of the Company) will promptly notify Purchaser of any material change in the ordinary and usual course of the business of the Company or of any complaints from a Governmental Authority or a Self-Regulatory Organization, investigations or hearings (or communications indicating that the same may be contemplated), or the institution or the threat of any litigation that comes to its attention, and Seller (on behalf of the Company) will keep Purchaser fully informed with respect to such events. Seller (on behalf of the Company) will also notify Purchaser of the status of regulatory applications and third party consents required to be obtained by the Company and Seller related to the transactions contemplated hereby. Purchaser will notify Seller of the status of its regulatory applications and third-party consents required to be obtained by it related to the transactions contemplated hereby.

               (b) Each party hereto will give prompt notice to the others of any fact, event or circumstance known to it that (1) is reasonably likely, individually or taken together with all other facts, events and circumstances known to it, to result in any Material Adverse Effect to it or (2) would be reasonably likely to cause any of its or any other party's representations or warranties contained in this Agreement to be untrue or to cause or constitute a material breach of any of its or any other party's covenants or agreements contained herein.

               Section 6.4 Access; Information. (a) The Company and Seller will upon reasonable notice afford to Purchaser and its representatives (including officers and employees of Purchaser and counsel, accountants and other professionals retained by it) such access (including the right to copy) during normal business hours throughout the period prior to the Closing Time to their books, records (including tax returns and appropriate work papers of independent auditors) and properties and to such other information as Purchaser may reasonably request.

               (b) Purchaser will not use for any purpose unrelated to the consummation of the transactions contemplated by this Agreement, and will hold, and will cause its subsidiaries and its directors, officers, employees, agents, consultants and advisors to hold, in confidence, unless and to the extent that disclosure to Governmental Authorities or Self-Regulatory Organizations is, in its judgment, required or appropriate or unless compelled to disclose by judicial or administrative process or by other requirement of law or the applicable requirements of any Governmental Authority or Self-Regulatory Organization, all non-public and confidential records, books, contracts, instruments, computer data and other data and information (collectively, the "Information") concerning the Company or Seller (or, if required under a contract with a third party, such third party) furnished it by the Company or Seller or any of their representatives pursuant to this Agreement (except to the extent that such Information can be shown to have been (1) previously known by such party on a non-confidential basis, (2) in the public domain through no fault or action of Purchaser or (3) later lawfully acquired from other sources by Purchaser from a party not known by it to be under an obligation to refrain from making such disclosure) and Purchaser will not release or disclose such Information to any other person, except Purchaser and its respective auditors, attorneys, financial advisors, other consultants and advisors and, to the extent permitted above, to Governmental Authorities and Self-Regulatory Organizations. In the event of the termination of this Agreement, Purchaser will return or destroy all Information furnished to such party and its representatives, and Purchaser will keep confidential all analyses, compilations, data, studies and other documents prepared by such party or its representatives containing or based in whole or in part on any such furnished Information or reflecting Purchaser's review of, or interest in, the Company or Seller.

               (c) After the Closing Time, Purchaser will retain all Books and Records of the Company. Purchaser will upon reasonable notice afford to Seller and its representatives such access during normal business hours to such Books and Records as Seller may reasonably request for purposes related to this Agreement or to the determination of any Tax liability of Seller; provided that prior to receiving such access, Seller or its representative, as the case may be, must deliver to Purchaser an agreement (reasonably satisfactory in form and substance to Purchaser) with respect to holding such information in confidence substantially to the same extent as provided for in Section 6.4(b).

               Section 6.5 Effect of Investigations. No investigation by any of the parties before or after the date of this Agreement, or the provision of any documents, whether pursuant to this Agreement or otherwise (including any action taken by or Information provided to Purchaser pursuant to the provisions of Sections 6.3 and 6.4) will affect the representations and warranties of the parties in this Agreement or in any certificate delivered in connection with the Closing.

               Section 6.6 Press Releases, Etc. Other than the press release attached hereto as Annex E, Purchaser (on the one hand) and Seller (on the other hand) will consult with each other as to the form, substance and timing of any other press release or other public disclosure of matters related to this Agreement, or any of the transactions contemplated hereby and no other press release or other public disclosure will be made without the consent of the other, which consent will not be unreasonably withheld or delayed (it being understood that the Company will not make such press release or disclosure); provided, however, that the parties (including the Company) may make such disclosures as are required by Applicable Law after making reasonable efforts under the circumstances to consult in advance with Purchaser (in the case of disclosures by the Company or Seller) and Seller (in the case of disclosures by Purchaser).

               Section 6.7 Reasonable Efforts. Subject to the terms and conditions of this Agreement, each of the parties to this Agreement will use its reasonable efforts in good faith to take, or cause to be taken, all actions, and to do, or cause to be done, all things necessary, proper or desirable (including entering into or executing any additional agreements, instruments or otherwise), or advisable under Applicable Laws, so as to permit consummation of the Acquisition as promptly as reasonably practicable and otherwise to enable consummation of the transactions contemplated hereby and will cooperate fully with the other parties hereto to that end; provided that Purchaser will not be required to take any action or accept any condition in order to obtain regulatory approval for the Acquisition that would in its reasonable judgment materially impair the benefit to be derived by Purchaser from the Acquisition or materially impair the conduct of the business of Purchaser (any such action or condition being referred to as an "Onerous Condition").

               Section 6.8 Regulatory Applications. Without limiting Section 6.7, each of the parties hereto agrees that it will use all reasonable efforts to prepare all documentation, to effect all filings and to obtain all permits, consents, approvals and authorizations of all Governmental Authorities and Self-Regulatory Organizations necessary to consummate the transactions contemplated by this Agreement (including the regulatory approvals referred to in Section 7.1(a)). Each party hereto agrees that it will consult with the other party hereto with respect to the obtaining of all material permits, consents, approvals and authorizations of all Governmental Authorities and Self-Regulatory Organizations necessary or advisable to consummate the transactions contemplated by this Agreement and each party will keep the other party apprised of the status of material matters relating to completion of the transactions contemplated hereby. Nothing herein requires Purchaser to accept an Onerous Condition.

               Section 6.9 Tax Matters. (a) Section 338(h)(10). (1) Election.
At the request of Purchaser, Seller shall make a joint election with Purchaser under Section 338(h)(10) of the Code with respect to the purchase of the Company Stock and under any similar provisions of state law. Seller represents that its sale of the Company Stock is eligible for, and Purchaser represents that it is qualified to make, such election. If the election is made, Seller and Purchaser shall at the Closing exchange completed and executed copies of IRS Form 8023, required schedules thereto, and any similar state forms. If any changes are required in these forms as a result of information which is first available after the Closing, the parties will promptly agree on such changes.

               (2) Allocation of Purchase Price. If an election under Section 338(h)(10) of the Code is made, the parties to this Agreement agree to determine the amount of and allocate the consideration transferred by Purchaser to Seller in exchange for the Company Stock pursuant to this Agreement (the "Company Stock Consideration") in accordance with the fair market value of the Company's assets. Prior to the Closing Time, Purchaser shall reasonably determine and Seller shall promptly accept in writing if reasonable an allocation of the Company Stock Consideration among the Company's assets that are deemed to have been acquired pursuant to Section 338(h)(10) of the Code or any state law equivalent. Seller and Purchaser shall use the asset values determined from such allocation for purposes of all reports and returns with respect to Taxes, including IRS Form 8594 or any equivalent statement.

               (b) Liability for Taxes and Related Matters. (1) Seller Liability for Taxes. Seller shall be liable for and indemnify Purchaser for all Taxes (including, without limitation, any obligation to contribute to the payment of a tax determined on a consolidated, combined or unitary basis with respect to a group of corporations that includes or included the Company and Taxes resulting from the Company ceasing to be a member of the Seller Group, or attributable to the election to be made under Section 338(h)(10) of the Code and any state law equivalent) (i) imposed on the Seller Group (other than the Company) for any taxable year or (ii) imposed on the Company or for which the Company may otherwise be liable for any taxable year or period that ends on or before the Closing Time and, with respect to any taxable year or period beginning before and ending after the Closing Time, the portion of such taxable year ending on and including the date of the Closing Time. Except as set forth in Section 6.9(b)(5), Seller shall be entitled to any refund of Taxes of the Company received for such periods.

               (2) Purchaser Liability For Taxes. Purchaser shall be liable for and indemnify Seller for the Taxes of the Company for any taxable year or period that begins after the Closing Time and, with respect to any taxable year or period beginning before and ending after the Closing Time, the portion of such taxable year beginning after the Closing Time. Purchaser shall be entitled to any refund of Taxes of the Company received for such periods.

               (3) Taxes for Short Taxable Year. For purposes of Sections 6.9(b)(1) and (b)(2), whenever it is necessary to determine the liability for Taxes of the Company for a portion of a taxable year or period that begins before and ends after the Closing Time, the determination of the Taxes of the Company for the portion of the year or period ending on, and the portion of the year or period beginning after, the Closing Time shall be determined by assuming that the Company had a taxable year or period which ended at the close of the date of the Closing Time, except that exemptions, allowances or deductions that are calculated on an annual basis, such as the deduction for depreciation, shall be apportioned on a time basis.

               (4) Adjustment to Purchase Price. Any payment by Purchaser or Seller under this Section 6.9 will be treated as an adjustment to the Purchase Price for federal income tax purposes.

               (5) Refunds from Carrybacks. If Seller becomes entitled to a refund or credit of Taxes for any period for which it is liable under Section 6.9(b)(1) to indemnify Purchaser and such Taxes are attributable solely to the carryback of losses, credits or similar items attributable to the Company and from a taxable year or period that begins after the Closing Time, Seller shall promptly pay to Purchaser the amount of such refund or credit together with any interest thereon. In the event that any refund or credit of Taxes for which a payment has been made is subsequently reduced or disallowed, Purchaser shall indemnify and hold harmless Seller for any tax liability, including interest and penalties, assessed against Seller by reason of the reduction or disallowance.

               (6) Tax Returns. Seller shall file or cause to be filed when due all Tax Returns that are required to be filed by or with respect to the Company for taxable years or periods ending on or before the Closing Time and shall pay any Taxes due in respect of such Tax Returns, and Purchaser shall file or cause to be filed when due all Tax Returns that are required to be filed by or with respect to the Company for taxable years or periods ending after the Closing Time and shall remit any Taxes due in respect of such Tax Returns. Seller shall pay Purchaser the Taxes for which Seller is liable pursuant to Section 6.9(b)(1) but which are payable with Tax Returns to be filed by Purchaser pursuant to the previous sentence within 10 days prior to the due date for the filing of such Tax Returns.

               (7) Contest Provisions. Purchaser shall promptly notify Seller in writing upon receipt by Purchaser, any of its affiliates or the Company of notice of any pending or threatened federal, state, local or foreign income or franchise tax audits or assessments which may materially affect the tax liabilities of the Company for which Seller would be required to indemnify Purchaser pursuant to Section 6.9(b)(1), provided however, that no delay on the part of Purchaser in notifying Seller shall relieve Seller from any liability or obligation hereunder unless (and then solely to the extent) Seller is prejudiced by such failure to give notice. Seller shall have the sole right to represent the Company's interests in any tax audit or administrative or court proceeding relating to taxable periods ending on or before the Closing Time, and to employ counsel of its choice at its expense. Notwithstanding the foregoing, Seller shall not be entitled to settle, either administratively or after the commencement of litigation, any claim for Taxes which would adversely affect the liability for Taxes of Purchaser or the Company for any period after the Closing Time to any extent (including, but not limited to, the imposition of income tax deficiencies, the reduction of asset basis or cost adjustments, the lengthening of any amortization or depreciation periods, the denial of amortization or depreciation deductions, or the reduction of loss or credit carryforwards) without the prior written consent of Purchaser. Such consent shall not be unreasonably withheld, and shall not be necessary to the extent that Seller has indemnified Purchaser against the effects of any such settlement.

               Seller shall be entitled to participate at its expense in the defense of any claim for Taxes for a year or period ending after the Closing Time which may be the subject of indemnification by Seller pursuant to Section 6.9(b)(1) and, with the written consent of Purchaser, and at its sole expense, may assume the entire defense of such tax claim. Neither Purchaser nor the Company may agree to settle any tax claim for the portion of the year or period ending on the date of the Closing Time which may be the subject of indemnification by Seller under Section 6.9(b)(1) without the prior written consent of Seller, which consent shall not be unreasonably withheld.

               (8) Termination of Tax Allocation Agreements. Any tax allocation or sharing agreement or arrangement, whether or not written, that may have been entered into by Seller or any member of Seller's Group and the Company shall be terminated as to the Company as of the Closing Time, and no payments which are owed by or to the Company pursuant thereto shall be made thereunder.

               (c) Transfer Taxes. Seller shall be liable for all transfer and sales taxes arising from the sale of the Company Stock and the Name Rights.

               (d) Information to be Provided by Purchaser. With respect to the taxable year of Seller ending December 31, 1998 and the period in 1999 prior to the Closing Time, Purchaser shall promptly cause the Company to prepare and provide to Seller a package of tax information materials (the "Tax Package"), which shall be completed in accordance with past practice including past practice as to providing the information, schedules and work papers and as to the method of computation of separate taxable income or other relevant measure of income of the Company. Purchaser shall cause the Tax Package for the portion of the taxable period ending on the date of the Closing Time to be delivered to Seller within one hundred twenty (120) days after the date of the Closing Time.

               (e) Assistance and Cooperation. After the Closing Time, each of Seller and Purchaser shall:

                    (1) Assist (and cause their respective affiliates to assist) the other parties in preparing any Tax Returns or reports that such other parties are responsible for preparing and filing in accordance with this Section 6.9;

                    (2) Cooperate fully in preparing for any audits of, or disputes with taxing authorities regarding, any Tax Returns of the Company;

                    (3) Make available to the others and to any taxing authority as reasonably requested all information, records and documents relating to Taxes of the Company;

                    (4) Provide timely notice to the others in writing of any pending or threatened tax audits or assessments of the Company for taxable periods for which the others may have a liability under this
          Section 6.9; and

                    (5) Furnish the others with copies of all correspondence received from any taxing authority in connection with any tax audit or information request with respect to any such taxable period.

               (f) Section 1445. At the Closing, Seller shall deliver to Purchaser an affidavit of Seller, in a form reasonably satisfactory to Purchaser, stating under penalties of perjury Seller's taxpayer identification number and that Seller is not a foreign person within the meaning of Section 1445(b)(2) of the Code.

               (g) Survival of Obligations. Notwithstanding anything in Article IX, the obligations of the parties set forth in this Section 6.9 shall be unconditional and absolute and shall remain in effect through the expiration of the relevant statute of limitations.

               (h) Determination and Allocation of Consideration. The parties to this Agreement agree to determine prior to the Closing Time the amount of and allocate the total consideration transferred by Purchaser to Seller pursuant to this Agreement (the "Consideration") in accordance with the fair market value of the Company Stock and the Name Rights transferred. Purchaser shall reasonably determine and Seller shall promptly accept in writing if reasonable an allocation of the Consideration among the Company Stock and the Name Rights transferred. The Company, Seller and Purchaser shall use the asset values determined from such allocation for purposes of all reports and returns with respect to Taxes, including IRS Form 8594 or any equivalent statement.

               Section 6.10 Key Man Insurance. From the date of this Agreement through the Closing Time, the Company or Seller, as applicable, will continue to maintain, and will not take any action constituting a material default under or in contemplation of the termination (whether before or after the Closing Time) of, the key man insurance policies referred to in Section 3.2(t)(2).

               Section 6.11 Employee Benefit Plans. (a) As of the Closing Time, Seller and the Company shall have taken all appropriate action to cause the Company to cease its participation under the Compensation and Benefit Plans (other than the Company Compensation and Benefit Plans), so that from and after the Closing Time all liabilities for any benefits payable to the Continuing Employees (as defined below) or to any Company employee or former employee who is not a Continuing Employee under the Compensation and Benefit Plans maintained by Seller will remain the responsibility of Seller. The Company shall take all appropriate action to terminate, as of the Closing Time, the participation of the employees of the Company set forth on Schedule 6.11(a) hereto who continue employment with the Company at the Closing Time (the "Continuing Employees") in each of Seller's share purchase plans including the Bull & Bear Group, Inc. 1995 Long-Term Incentive Plan (as amended and restated as of October 29, 1997), subject to any required consent of the affected employees.

               (b) The Company and Seller shall take all appropriate action to terminate, as of the Closing Time, the participation of the Continuing Employees in the medical, dental, and life insurance plans maintained for the benefit of current employees of the Company as of the Closing Time. Purchaser shall take all appropriate action to make the Continuing Employees eligible to participate as of the Closing Time in any medical, dental, life and disability insurance plans or policies that are available from time to time to other U.S. employees of Purchaser (the "Welfare Plans") in accordance with the terms of such Welfare Plans. For purposes of the Continuing Employees' participation in the Welfare Plans, from and after the Closing Time, Purchaser shall give (or shall cause the Company to give) to the Continuing Employees credit for service with the Company or Seller prior to the Closing Time to the same extent such service was credited by the Company or Seller, as the case may be, prior to the Closing Time. Purchaser shall cause any pre-existing condition limitations under the Welfare Plans to be waived with respect to the Continuing Employees except for (i) any pre-existing condition exclusion under the Company's existing welfare plans which would have excluded the Continuing Employees from any of the Company's existing welfare plans and (ii) pre-existing conditions related to any increased coverage elected or provided under the Welfare Plans. Notwithstanding the foregoing, all liabilities for any short-term or long-term disability claim incurred prior to the Closing Time will be the liability of Seller.

               (c) The Company and Seller shall take all appropriate action to terminate, as of the Closing Time, the participation of the Continuing Employees in each of the Company's incentive compensation plans subject to any required consent of the affected employees, and Seller shall be responsible for any costs, payments or liability otherwise resulting from such termination. Any bonus payable with respect to performance rendered prior to the Closing Time, including any annual or "Christmas" bonus with respect to calendar year 1998, shall be the responsibility of Seller. As to Continuing Employees, Seller shall have no liability under any Compensation and Benefit Plans with respect to events occurring from and after the Closing Time, or under any plans or policies maintained or contributed to by Purchaser or, from and after the Closing Time, the Company. From and after the Closing Time, Purchaser shall take all appropriate action to make the Continuing Employees eligible to participate in the Company's new incentive plan.

               (d) The Continuing Employees will be eligible for membership in the Pension Plan for United States Dollar-Based Employees of Royal Bank of Canada and Affiliates (the "Purchaser Pension Plan") and the Savings Plan for United States Employees of Royal Bank of Canada and Affiliates (the "Purchaser's 401(k) Plan"). The service of the Continuing Employees with the Company prior to the Closing Time will be recognized for membership, eligibility and vesting purposes, but not for purposes of determining accrued pensionable service under the Purchaser Pension Plan and for membership, eligibility and vesting purposes under the Purchaser's 401(k) Plan. As soon as practicable after the Closing Time, Seller shall cause the accounts of Continuing Employees under the Bull & Bear Investment Plan (the "Seller's Savings Plan") to be fully vested and to be distributed to the Continuing Employees. Conditioned upon prior receipt by Purchaser of a statement from the plan administrator of the Seller's Savings Plan that such plan has received a determination letter from the Commissioner of Internal Revenue indicating that the Seller's Savings Plan qualifies under
Section 401 of the Code, Purchaser shall cause the Purchaser's 401(k) Plan to accept, if elected by the respective Continuing Employee, a direct rollover of any such accounts, including any outstanding participant loans.

               (e) After the Closing Time, Seller shall be liable for all labor costs of any employee of the Company who is not a Continuing Employee, including severance pay, salaries, wages or payroll taxes and deposits required by law.

               (f) At the Closing Time, Purchaser shall give credit to the Continuing Employees for all accrued and unused vacation time described in
Schedule 6.11(f) hereto.

               (g) Each of Seller and the Company agrees that any changes to the Compensation and Benefit Plans prior to the Closing Time must be approved by Purchaser prior to any commitments to the employees of the Company other than any changes required by applicable law.

               Section 6.12 Assignment Agreement. Seller agrees to execute and deliver the Assignment Agreement at the Closing Time.

               Section 6.13 Change of Name; Use of Name. Seller agrees that within 90 days following the Closing, it shall use its reasonable best efforts to cause the names and logos set forth in Schedule 4.2(f) hereto (the "Names") to be changed to names complying with the terms of this Section 6.13. Seller shall (i) use its reasonable best efforts to, (ii) cause its subsidiaries to use their reasonable best efforts to and (iii) use its reasonable best efforts to cause the Related Funds to use their reasonable best efforts to, within 90 days following the Closing, remove or obliterate all the Names or any name, mark or logo similar thereto from any materials or property of Seller, its subsidiaries and the Related Funds, and neither Seller, its subsidiaries nor the Related Funds shall, after the date that is 90 days after the Closing Time, in any way use materials or property, whether or not in existence at the Closing Time, that bear any Name or any name, mark or logo similar thereto.

               Section 6.14 Non-Competition; Non-Solicitation. (a) For the three-year period following the Closing Time, Seller agrees not to, and will cause its Affiliates not to, without the prior written consent of Purchaser, directly or indirectly, (i) own, manage, operate, control or participate in the ownership, management, operation or control of, or be connected as a partner or otherwise with, or have any financial interest in, any entity which engages in the discount securities brokerage business or (ii) induce, encourage or solicit at any time any customer of the Company for any brokerage services unless such customer is an Affiliate of the Seller or is a Bull & Bear Fund; provided however, that Seller and its Affiliates, in the aggregate, may own 10% or less of the outstanding securities of any publicly traded entity that provides discount brokerage services.

               (b) Without the written consent of Purchaser, Seller agrees not to, and will cause its Affiliates not to, directly or indirectly, at any time after the date hereof until the third anniversary of the Closing Time, (i) induce, encourage or solicit any person who is an employee of the Company either as of the date hereof or who becomes an employee of the Company between the date hereof and such third anniversary to reject an offer of employment made on behalf of the Purchaser, to leave its employment with the Company or to accept any other position or employment or (ii) make any offer of employment, or employ, any such employee unless such employee was previously terminated by Purchaser.

               Section 6.15 Stockholder Approvals. From the date of this Agreement through the Closing Time, without the prior consent of Purchaser, Seller agrees to cause (i) the Acquisition Consent not to be amended, modified or rescinded or (ii) no other stockholder consent or vote to be given or taken, respectively, with respect to the Acquisition or matters relating thereto.

               Section 6.16 Transfer of Certain Assets. Seller agrees that, prior to the Closing Time, it will, and will cause its subsidiaries to, transfer, convey, assign and deliver to the Company all right, title and interest of Seller and its subsidiaries in, to and under all of the properties and assets Previously Disclosed with respect to Section 3.2(j).

               Section 6.17 Company Lease. Seller agrees that it will, prior to the Closing Time, cause the Company to enter into the Lease. Purchaser agrees that on or after the Closing Time, it expressly guarantees all obligations of the Company and Seller (as guarantor) under the Lease.

               Section 6.18 Bull & Bear Dollar Reserves. (a) Exclusivity. Purchaser agrees that it will cause, for the three-year period following the Closing Time, the Company to offer exclusively the Fund to its customers as the sole money market fund into which cash balances held by the Company's customers may be swept on a daily basis for so long as:

                    (i) Seller is in full compliance with its representations, warranties, covenants and other obligations contained in Section 4.3,
          Section 6.9, Section 6.13, Section 6.14 and Article VIII of this Agreement, the Services Agreement and the Assignment Agreement;

                    (ii) the Fund is in full compliance with its obligations under the Investment Company Act, the Securities Act and any other Applicable Laws ,except where the failure to so comply, individually or in the aggregate, would not have a material adverse effect on the Fund;

                    (iii) evaluated on a quarterly basis, (1) the Fund is ranked in the top 75% of mutual funds reported by Lipper Analytical Services, Inc. in the category "U.S. Government Money Market Funds" (or any successor category) based on a three-month total return for the most recently reported three-month period (starting with the quarterly report as of June 30, 1999 ) if the total net assets of the Fund are less than $100 million at the time of such report or if such report is the first or second quarterly report immediately following the date upon which the total net assets of the Fund equal or exceed $100 million, or (2) starting with the third quarterly report immediately following the date upon which the total net assets of the Fund equal or exceed $100 million the Fund is ranked in the top 50% of such category of mutual funds based on a three-month total return for the most recently reported three-month period, provided, however, that should the Fund be ranked lower than the applicable percentage for any quarterly evaluation, Adviser shall have a one-time only opportunity to achieve the applicable ranking in the immediately succeeding quarterly report;

                    (iv) Seller has not breached its obligation to pay or cause to be paid the Company the fee specified in Section 6.18(b);

                    (v) there has not occurred a Change of Control with respect to Seller, Adviser or Distributor; and

                    (vii) there is no law, rule, order, regulation or otherwise of any Governmental Authority or Self-Regulatory Organization prohibiting, or litigation, claim, investigation, proceeding or controversy pending against the Company or any of its Affiliates with respect to, the exclusivity arrangement set forth in this Section 6.18(a).

               (b) Monthly Fee. Following the Closing Time, Seller shall pay, or cause to be paid, to the Company, on or before the 10th day of each month, a monthly fee equal to one-twelfth of 0.25% of the aggregate average daily balances for the prior month (in U.S. dollars) with respect to the shares of the Fund beneficially owned by the Company's customers as of the close of business on the last business day of the prior month. If for any month the Company receives payment from the Fund or Distributor of any fee in accordance with Rule 12b-1 under the Investment Company Act or any Service Fee (as such term is defined in Rule 2830 of the NASD) or otherwise, then Seller shall be relieved of its payment obligation for such month under this Section 6.18(b) up to the amounts actually received by the Company from the Fund or Distributor. If at any time and for any reason Seller does not receive when due the payment of the Monthly Fee, in whole or in part, that Seller is entitled to receive pursuant to the Services Agreement during any calendar month, the monthly fee payable under this Section 6.18(b) shall be reduced for so long as and to the extent necessary so that the aggregate amount of such reduction equals the aggregate amount of the Monthly Fee due less the amount of the Monthly Fee actually paid to Seller pursuant to the Services Agreement.

               (c) Disclosure. Prior to the Closing Time, and from time to time as circumstances may require after the Closing Time, Seller shall, and shall cause each of Distributor and Adviser to take promptly all necessary action, or cause all necessary action to be taken promptly, to disclose the transactions contemplated hereby to the extent such disclosure is required by Applicable Law, including disclosure in all registration statements, prospectuses and statements of additional information required to be filed by the Fund under the Securities Act.


                                   Article VII
                  Conditions to Consummation of the Acquisition

               Section 7.1 Conditions to Each Party's Obligations to
Consummate. The respective obligations of each party hereto to consummate the Acquisition are subject to the fulfillment or written waiver, at or prior to the Closing Time, of the following conditions:

                    (a) Governmental and Regulatory Approvals. All approvals and authorizations of, filings and registrations with, and notifications to, all Governmental Authorities and Self- Regulatory Organizations required for the consummation of the Acquisition shall have been obtained or made and shall be in full force and effect and all waiting periods required by law shall have expired.

                    (b) Third Party Consents. All consents or approvals of all persons, other than Governmental Authorities or Self-Regulatory Organization, required for or in connection with the execution, delivery and performance of this Agreement (including the consummation of the Acquisition) and the Ancillary Agreements shall have been obtained and shall be in full force and effect, unless the failure to obtain any such consent or approval is not reasonably likely to have a Material Adverse Effect on the Company.

                    (c) No Injunction. No Governmental Authority of competent jurisdiction shall have enacted, issued, promulgated, enforced or entered any statute, rule, regulation, judgment, decree, injunction or other order (whether temporary, preliminary or permanent) that is in effect and prohibits consummation of the transactions contemplated by this Agreement.

               Section 7.2 Conditions to Obligations of Purchaser. The obligations of Purchaser to consummate the Acquisition shall be subject to the fulfillment or written waiver, at or prior to the Closing Time, of the following additional conditions:

                    (a) Representations and Warranties.

                    (1) Representations and Warranties under the Agreement. The representations and warranties of the Company and Seller set forth in this Agreement shall be true and correct, subject to the standards set forth in Sections 3.1 and 4.1, as of the date of this Agreement and at the Closing Time with the same effect as though all such representations and warranties had been made at the Closing Time (except that representations and warranties that by their terms speak as of the date of this Agreement or some other date shall be true and correct only as of such date), and Purchaser shall have received signed certificates of the Chief Executive Officer and Chief Financial Officer of each of the Company and Seller to such effect, provided that the obligation of Purchaser to consummate the transactions contemplated in this Agreement shall not be affected by any inaccuracy in the representations and warranties set forth in Sections 4.3(a), and 4.3(c) through 4.3(h).

                    (2) Representations and Warranties under the Ancillary Agreements. The representations and warranties of Seller and its Affiliates set forth in the Ancillary Agreements shall be true and correct as of the date of each Ancillary Agreement and at the Closing Time, and Purchaser shall have received a signed certificate of the Chief Executive Officer and Chief Financial Officer of the Seller to such effect.

                    (b) Performance of Obligation. Each of the Company and Seller shall have performed in all material respects all obligations required to be performed by it under this Agreement at or prior to the Closing Time, and Purchaser shall have received signed certificates of the Chief Executive Officer and Chief Financial Officer of each of the Company and Seller to such effect.

                    (c) Employment Contract and Services Agreement. Each of the Employment Contract and the Services Agreement shall be in full force and effect and shall not have been amended or modified without the prior written consent of Purchaser (not to be unreasonably withheld or delayed) and no event, with or without the giving of notice, the lapse of time or both, constituting "Cause" thereunder shall have occurred with respect to the Employment Contract.

                    (d) Acquisition Consent. The Acquisition Consent shall not have been amended, modified or rescinded and shall be in full force and effect; and no subsequent consent or vote by the holder or holders of the voting capital stock of Seller with respect to the Acquisition or other matters related thereto shall have occurred.

                    (e) Lease. The Company shall have entered into the Lease and the Lease shall be in full force and effect and shall not have been amended or modified without the prior written consent of Purchaser (not to be unreasonably withheld or delayed).

                    (f) Assignment Agreement. Seller shall have executed and delivered the Assignment Agreement to Purchaser (or a person designated by it).

                    (g) Book Value. Seller shall have delivered to the Purchaser a Closing Balance Sheet, in a form reasonably satisfactory to the Purchaser, showing the Book Value of at least $500,000.

                    (h) No Onerous Condition. No approval or authorization described in Section 7.1(a) shall be subject to an Onerous Condition.

                    (i) Deliveries by Seller. The Seller shall have delivered to the Purchaser (or a person designated by it) (i) a certificate or certificates representing 100% of the shares of the Company Stock in accordance with Section 2.1, (ii) all Books and Records of the Company and (iii) all other documents or instruments which, in the reasonable judgment of Purchaser, are necessary or required to effect the transfers contemplated by Section 2.1.

                    (j) Legal Opinion. Purchaser shall have received at the Closing Time an opinion from counsel to Seller to the effect that (i) the Company Stock has been duly authorized and validly issued and is fully paid and nonassessable and subject to no preemptive rights, (ii) the Company Stock is owned by the Seller free and clear of any Liens,
          (iii) each of the Company and Seller has been duly incorporated and is an existing corporation in good standing under the laws of Delaware,
          (iv) each of this Agreement, the Assignment Agreement and the Services Agreement has been duly authorized, executed and delivered by Seller and Seller has the requisite power and authority, and has taken all action necessary, in order to authorize this Agreement, the Assignment Agreement and the Services Agreement and the transactions contemplated hereby and thereby, (v) each of this Agreement, the Assignment Agreement and the Services Agreement is the valid, legal and binding obligation of Seller, enforceable against it in accordance with its terms, subject, as to enforcement, to bankruptcy, insolvency, moratorium, reorganization, fraudulent transfer and other laws affecting creditors' rights generally and to general equitable principles, (vi) each of this Agreement, the Lease and the Services Agreement has been duly authorized, executed and delivered by the Company and the Company has the requisite power and authority, and has taken all action necessary, in order to authorize this Agreement, the Lease and the Services Agreement and the transactions contemplated hereby and thereby and (vii) each of this Agreement, the Lease and the Services Agreement is the valid, legal and binding obligation of the Company, enforceable against it in accordance with its terms, subject, as to enforcement, to bankruptcy, insolvency, moratorium, reorganization, fraudulent transfer and other laws affecting creditors' rights generally and to general equitable principles.

               Section 7.3 Conditions to Obligations of the Company and
Seller. The obligations of the Company and Seller to consummate the Acquisition shall be subject to the fulfillment or waiver in writing (by Seller on behalf of the Company), at or prior to the Closing Time, of the following addi tional conditions:

                    (a) Representations and Warranties. The representations and warranties of Purchaser set forth in this Agreement shall be true and correct, subject to the standard set forth in Section 5.1, as of the date of this Agreement and at the Closing Time with the same effect as though all such representations and warranties had been made at the Closing Time (except that representations and warranties that by their terms speak as of the date of this Agreement or some other date shall be true and correct only as of such date), and Seller (on behalf of the Company) shall have received a signed certificate of a senior officer of Purchaser to such effect.

                    (b) Performance of Obligations. Purchaser shall have performed in all material respects all obligations required to be performed by it under this Agreement at or prior to the Closing Time, and Seller (on behalf of the Company) shall have received a signed certificate of a senior officer of Purchaser to such effect.


                                  Article VIII
           Survival of Representations and Covenants; Indemnification

               Section 8.1 Survival of Representations and Covenants. The representations and warranties of the Company, Seller and Purchaser contained in this Agreement shall survive the Closing Time until April 1, 2001 except that
(i) the representations and warranties set forth in Section 3.2(a) and Section 3.2(b) shall survive the Closing Time indefinitely, (ii) the representations and warranties set forth in Section 3.2(w) shall survive the Closing Time until the expiration of the relevant statute of limitations relating thereto and (iii) the representations and warranties set forth in Section 4.3 shall survive the Closing Time for a period of 3 years. All covenants contained in this Agreement and this Article VIII shall survive the Closing Time indefinitely.

               Section 8.2 Indemnification. (a) Seller hereby agrees to indemnify, defend and hold harmless the Purchaser Indemnified Parties against all costs and expenses (including reasonable attorneys' fees), judgments, fees, losses, damages or liabilities (excluding consequential damages) actually incurred by or on behalf of such Purchaser Indemnified Parties in connection with any claim, action, suit, proceeding or investigation, whether civil, criminal, administrative or investigative (collectively, "Costs"), directly or indirectly relating to or arising out of (1) the breach of any representation or warranty (i) made by the Company or Seller in this Agreement (without regard to any "materiality" or any "Material Adverse Effect" exception contained therein) as if such representation or warranty were made by the Company or Seller as of the Closing Time or (ii) made by the Seller in the Services Agreement, (2) the breach of any covenant or agreement made or to be performed by the Company or Seller pursuant to this Agreement or the Services Agreement, (3) the ownership, business or operation of the Company (including any employee, employee benefit or labor matters) prior to the Closing Time or (4) any act, omission to act or circumstance occurring or existing, by or with respect to the Seller, the Company or any Affiliate of the Seller prior to the Closing Time. Seller will reimburse each Purchaser Indemnified Party for any legal or other expenses reasonably incurred by such Purchaser Indemnified Party in connection with investigating or defending any action or claim related to the foregoing as such expenses are incurred.

               (b) Purchaser hereby agrees to indemnify and hold the Seller Indemnified Parties harmless from Costs actually incurred as a result of or arising out of (1) the breach of any representation or warranty made by (i) it in this Agreement as if such representation or warranty were made by it as of the Closing Time or (ii) by the Company in the Services Agreement, (2) the breach of any covenant or agreement made or to be performed by (i) it pursuant to this Agreement or (ii) by the Company in the Services Agreement or (3) the ownership, business or operations of the Company (including any employee, employee benefit or labor matters) after the Closing Time (provided that the indemnification provided by this clause (3) shall not entitle Seller Indemnified Parties to be indemnified for any payments they are required to make to Purchaser or Purchaser Indemnified Parties pursuant to this Agreement or otherwise). Purchaser will reimburse each Seller Indemnified Party for any legal or other expenses reasonably incurred by such Seller Indemnified Party in connection with investigating or defending any action or claim related to the foregoing as such expenses are incurred.

               (c) Absent fraud, the foregoing indemnification provisions shall be the exclusive remedy after the Closing for any breach of the covenants, obligations, representations or warranties set forth in this Agreement (other than any covenant or obligation of Seller set forth in this Agreement that is to be performed after the Closing Time); provided that the provisions of this
Section 8.2(c) shall not prevent Seller or Purchaser from seeking the remedies of specific performance or injunctive relief in connection with a breach of a covenant or agreement of any party contained herein.

               (d) Notwithstanding anything to the contrary in this Agreement, an Indemnifying Party shall not be liable under this Section 8.2 unless (i) the amount of Costs incurred by an Indemnified Party in connection with any individual claim, or group of related individual claims, exceeds $10,000 (a claim or claims not warranting indemnification as a result of this clause (i), a "De Minimus Claim"); provided however, that if the aggregate amount of all Costs sustained by an Indemnified Party in connection with De Minimus Claims shall equal or exceed $180,000 at any time, the Indemnifying Party shall provide indemnification hereunder with respect to all Costs related to such De Minimus Claims and any subsequent De Minimus Claims thereafter. Notwithstanding anything to the contrary in this Agreement, the aggregate amount of indemnification payments payable pursuant to this Section 8.2 shall not exceed $6.6 million. The limitations and provisions in this Section 8.2(d) shall not apply to Costs directly or indirectly related to any matters set forth in Sections 3.2(w) and
6.9 of this Agreement.

               Section 8.3 Indemnification Procedure. (a) Any Indemnified
Party seeking indemnification from any other party (the "Indemnifying Party") with respect to any claim, demand, action, proceeding or other matter pursuant to this Agreement (the "Claim") shall promptly notify the Indemnifying Party of the existence of the Claim, setting forth in reasonable detail the facts and circumstances pertaining thereto and the basis for the Indemnified Party's right to indemnification; provided that no delay on the part of the Indemnified Party in notifying any Indemnifying Party shall relieve the Indemnifying Party from any liability or obligation hereunder unless (and then solely to the extent) the Indemnifying Party thereby is prejudiced by such failure to give notice.

               (b) If any third party shall notify any Indemnified Party with respect to any matter which may give rise to a Claim for indemnification against the Indemnifying Party under this Agreement, then the Indemnified Party shall promptly notify each Indemnifying Party thereof; provided that no delay on the part of the Indemnified Party in notifying any Indemnifying Party shall relieve the Indemnifying Party from any liability or obligation hereunder unless (and then solely to the extent) the Indemnifying Party thereby is prejudiced by such failure to give notice. In the event that the Indemnifying Party notifies the Indemnified Party (within 30 days after the Indemnified Party has given notice of a Claim) that the Indemnifying Party would be required to indemnify the Indemnified Party in full against any such Claim and is assuming the defense thereof:

                    (1) The Indemnifying Party will defend the Indemnified Party against the matter with counsel of the Indemnifying Party's choice reasonably satisfactory to the Indemnified Party;

                    (2) The Indemnified Party may retain separate co-counsel at its sole cost and expense (except that the Indemnifying Party will be responsible for the fees and expenses of the separate co-counsel (A) to the extent the Indemnified Party concludes reasonably based upon advice of counsel that a conflict of interest exists between the Indemnified Party and the Indemnifying Party or (B) the named parties to any such action (including any impleaded parties) include both such Indemnified Party and the Indemnifying Party and such Indemnified Party shall have been advised by counsel that there may be one or more legal defenses available to the Indemnified Party that are not available to the Indemnifying Party, or available to the Indemnifying Party, but the assertion of which would be adverse to the interest of the Indemnified Party); and

                    (3) The Indemnified Party will not consent to the entry of any judgment or enter into any settlement with respect to the matter without the written consent of the Indemnifying Party (not to be withheld or delayed unreasonably).

               (c) If no Indemnifying Party notifies the Indemnified Party (within 30 days after the Indemnified Party has given notice of a Claim) that the Indemnifying Party would be required to indemnify the Indemnified Party in full against any such Claim and the Indemnifying Party is assuming the defense thereof, then the Indemnified Party may defend against, or enter into any settlement with respect to, the matter in any manner it reasonably may deem appropriate, without prejudice to any of its rights hereunder.

               (d) The Indemnified Party shall be entitled to reimbursement of reasonable expenses included in Costs with respect to any Claim (including the cost of defense, preparation and investigation relating to such Claim) as such expenses are incurred by the Indemnified Party in accordance with the terms of this Agreement.

               Section 8.4 Calculation of Costs; Remittance of Benefits. (a)
In calculating the amount of any Costs of an Indemnified Party under this
Article VIII, there shall be (1) subtracted the amount of any insurance proceeds the Indemnified Party actually receives with respect thereto and the amount of any third-party payments actually received by the Indemnified Party with respect to such Costs after demand or notice to such third party from the Indemnifying Party (with the consent of the Indemnified Party which will not be unreasonably withheld) and (2) added the amount of the Net Tax Liability.

                  (b) If an Indemnified Party realizes amounts described in
Section 8.4(a)(1) in a year after the final determination of the related Costs, the Indemnified Party shall remit such amounts to the Indemnifying Party as and when actually received. If (1) an Indemnified Party realizes Tax Benefits attributable to Costs for which an Indemnifying Party has made payments under this Article VIII and (2) such Tax Benefits were not included in calculating the Net Tax Liability related to such Costs, then the Indemnified Party shall remit to the Indemnifying Party the value of such Tax Benefits as and when actually realized.


                                   Article IX
                                   Termination

               Section 9.1 Termination. This Agreement may be terminated prior to the Closing Time:

                    (a) By the written consent of Purchaser and Seller;

                    (b) By either Purchaser or Seller, in the event of (1) a material breach by any party hereto unaffiliated with the nonbreaching party of any representation or warranty contained herein, which breach cannot be, or has not been, cured within 30 days after receipt of notice in writing of its occurrence which notice shall specify the nature of such breach or (2) a material breach by such party of any of the covenants or agreements contained herein, which breach cannot be, or has not been, cured within 30 days of after receipt of notice in writing of its occurrence which notice shall specify the nature of such breach;

                    (c) By either Purchaser or Seller, if any approval of a Governmental Authority or Self-Regulatory Organization, the lack of which would result in the failure to satisfy the condition to the Closing set forth in Section 7.1(a), shall have been denied by such Governmental Authority or Self-Regulatory Organization or such Governmental Authority or Self-Regulatory Organization shall have requested the withdrawal of any application therefor or indicated an intention to deny, or impose an Onerous Condition with respect to, such approval;

                    (d) By either Purchaser or Seller, in the event that the Acquisition is not consummated by June 30, 1999 through no fault of the party seeking to terminate or its Affiliates; or

                    (e) By either Purchaser or Seller, if any permanent injunction or action by any Governmental Authority of competent jurisdiction enjoining, denying approval of or otherwise prohibiting consummation of any of the transactions contemplated by this Agreement shall become final and nonappealable.

               Section 9.2 Effect of Termination. In the event of termination of this Agreement pursuant to this Article IX, no party hereto (or any of its directors, officers, representatives or agents) shall have any liability or further obligation to any other party to this Agreement, except that termination will not relieve a breaching party for any willful breach of this Agreement prior to such termination.


                                    Article X
                                  Other Matters

               Section 10.1 Waiver; Amendment. Any provision of this Agreement may be (a) waived in writing by the party or parties benefitted by the provision, or (b) amended or modified at any time (including the structure of the transactions contemplated hereby and including after the Closing Time to the extent of provisions surviving the Closing Time) only by an agreement in writing among the parties hereto and executed in the same manner as this Agreement; provided that (1) prior to the Closing Time, Seller shall be permitted to waive any provision on behalf of the Company and (2) after the Closing Time, this Agreement may be amended (as to provisions surviving the Closing Time) by an agreement in writing among Purchaser and Seller.

               Section 10.2 Counterparts. This Agreement may be executed in one or more counterparts, each of which shall constitute an original and all of which, when taken together, shall constitute one Agreement.

               Section 10.3 Governing Law. This Agreement shall be governed by, and interpreted in accordance with, the laws of the State of New York applicable to agreements made and to be performed entirely within such State.

               Section 10.4 Arbitration. A dispute arising in connection with this Agreement shall be settled pursuant to an arbitration proceeding conducted in accordance with the following:

                    (i) The arbitration proceeding shall be governed by the international arbitration rules (the "Arbitration Rules") of the American Arbitration Association ("AAA") then in effect;

                    (ii) The arbitration proceeding shall be conducted in New York, New York;

                    (iii) Any such arbitration shall be conducted before a panel of three arbitrators who shall be compensated for their services at a rate to be determined by the parties, but based upon reasonable and customary hourly or daily consulting rates for the neutral arbitrator in event the parties are not able to agree upon the arbitrators' rate of compensation;

                    (iv) Within 15 days of notice by the party seeking arbitration under this provision, such party shall appoint one person as an arbitrator and within 15 days thereafter the other person shall appoint the second arbitrator. Within 20 days after the appointment of the second arbitrator, the two arbitrators so chosen shall mutually agree upon the selection of a third impartial and neutral arbitrator. In the event the chosen arbitrators cannot agree upon the selection of the third arbitrator, the Arbitration Rules for the selection of such arbitrator shall be followed. If the other party shall fail to designate the second arbitrator, the sole arbitrator appointed shall have the power to appoint, in his or her sole discretion, both the second and third arbitrators. If a party fails to appoint a successor to its appointed arbitrator within 20 days of the death, resignation or other incapacity of such arbitrator, the remaining two arbitrators shall appoint such successor;

                    (v) The arbitrators shall be instructed to conduct the arbitration proceedings in as expeditious a manner as reasonably possible, consistent with the parties' intention to have a full and fair hearing on the merits of the dispute. The arbitration panel shall issue its decision in writing within 20 days from the hearing of final arguments by the parties. The majority decision of the arbitrators shall be final, conclusive and binding on the parties and not subject to any appeal;

                    (vi) Judgment upon the arbitrators' decision may be entered in any court having jurisdiction or application may be made to such court for a judicial recognition of the decision or an order of enforcement thereof, as the case may be; and

                    (vii) The party against whom any arbitrators' decision is rendered shall bear all costs and expenses of the prevailing party that relate to such arbitration proceeding.

               Section 10.5 Waiver of Jury Trial. To the fullest extent permitted by law, each party hereto waives any and all rights such party may have to a jury trial with respect to any dispute arising hereunder or in connection herewith.

               Section 10.6 Expenses. Except as set forth in Section 10.4(vii), each party hereto will bear all expenses incurred by it in connection with this Agreement and the transactions contemplated hereby.

               Section 10.7 Notices. All notices, requests and other communications hereunder to a party shall be in writing and shall be deemed to have been given (a) on the Business Day sent, when delivered by hand or transmitted by telecopier or facsimile transmission (provided that the telecopy or facsimile transmission is promptly confirmed by telephone), (b) on the Business Day following the Business Day of sending, if delivered by nationally recognized overnight courier, or (c) on the third Business Day following the Business Day of sending, if mailed by registered or certified mail return receipt requested, in each case to such party at its address (or number) set forth below or such other address (or number) as the party may specify by notice to the other parties hereto.

         If to Purchaser to:
                                    Royal Bank Action Direct Inc.
                                    Suite 200, 100 York Blvd.
                                    Richmond Hill, Ontario
                                    L4B 1J8 Canada
                                    Attn:   Peter W. Worden
                                            Vice President - Strategic
                                            Business Development
                                    (Fax No. (905) 764-0430)

            and with a copy to:     Sullivan & Cromwell
                                    125 Broad Street
                                    New York, New York 10004
                                    Attn:    Donald J. Toumey, Esq.
                                    (Fax No. (212) 558-3588)

         If to the Company
         or Seller:                 Investor Service Center, Inc.
                                    11 Hanover Square
                                    New York, New York 10005
                                    Attn:     Thomas B. Winmill
                                    (Fax No. (212) 785-0400)

            with a copy to:
                                    Stroock & Stroock & Lavan LLP
                                    180 Maiden Lane
                                    New York, New York 10038
                                    Attn:     Stuart H. Coleman, Esq.
                                    (Fax No. (212) 806-6006)

               Section 10.8 Entire Understanding; No Third Party Beneficiaries. This Agreement represents the entire understanding of the parties hereto with reference to the transactions contemplated hereby and supersedes any and all other oral or written agreements heretofore made. Nothing in this Agreement, expressed or implied, is intended to confer upon any person, other than the parties hereto or their respective successors, any rights, remedies, obligations or liabilities under or by reason of this Agreement.

               Section 10.9 Assignment. Neither this Agreement nor any of the rights, interests or obligations hereunder shall be assigned by any of the parties hereto (whether by operation of law or otherwise) without the prior written consent of the other parties hereto and any purported assignment in violation of this Section 10.9 shall be null and void; provided that this Agreement (including the rights, interests and obligations hereunder) may be assigned by Purchaser by operation of any amalgamation, consolidation or merger of the foregoing; and, provided further, that any such assignment shall not relieve Purchaser of its obligations under this Agreement. Subject to the preceding sentence, this Agreement shall be binding upon, inure to the benefit of and be enforceable by the parties hereto and their respective successors and permitted assigns.

               Section 10.10 Judicial Amendment. It is expressly understood and agreed that although Seller and Purchaser consider the restrictions contained in
Section 6.14 to be reasonable, if a final judicial determination is made by a court of competent jurisdiction that the duration or scope restriction in
Section 6.14 or any other restriction contained in Section 6.14 is an unenforceable restriction against Seller and its Affiliates, such provision shall not be rendered void but shall be deemed amended to apply to such maximum duration and scope, if applicable, or otherwise to such maximum extent as such court may judicially determine or indicate to be enforceable.

               Section 10.11 Legal Association. This Agreement shall not be construed as constituting any party hereto as partner of any other party hereto or as creating any other form of legal association that would impose liability on one party for the act or failure to act of any other party hereto or as providing any party hereto with the right, power or authority (express or implied) to create any duty or obligation of any other party hereto. Each party hereto shall be responsible for the management, direction and control of its employees when acting as such, notwithstanding that such employees may also be employees of any other party hereto.

                       [The next page is a signature page]

               IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be duly executed in counterparts, all as of the day and year first above written.

                                            RBC Holdings (USA) Inc.


                                            By:/s/ Mark R. Hughes
                                               -------------------------------
                                               Name:   Mark R. Hughes
                                               Title:  Chairman of the Board


                                            Bull & Bear Securities, inc.


                                            By: /s/ Mark C. Winmill
                                               -------------------------------
                                                Name:  Mark C. Winmill
                                                Title: President


                                            Bull & Bear Group, INC.


                                            By:  /s/ Bassett S. Winmill
                                               -------------------------------
                                                 Name:  Bassett S. Winmill
                                                 Title:    Chairman of the Board

                                                                         ANNEX A

                              ASSIGNMENT AGREEMENT


          This ASSIGNMENT AGREEMENT (the "ASSIGNMENT") is made and effective as of [DATE], 1999 from Bull & Bear Group, Inc., a Delaware corporation ("ASSIGNOR"), to RBC Holdings (USA) Inc., a Delaware corporation ("ASSIGNEE").

          WHEREAS, Assignor and Assignee have entered into a Purchase Agreement, dated as of December 17, 1998 (the "PURCHASE AGREEMENT"), pursuant to which Assignee will purchase from Assignor all of the issued and outstanding shares of capital stock of Bull & Bear Securities, Inc., a Delaware corporation (the "COMPANY").

          WHEREAS, in the Purchase Agreement, Assignor has agreed to assign to Assignee all of Assignor=s right, title and interest in and to the trademarks, trade names, service marks identified and set forth in ANNEX A hereto (collectively, the "NAME RIGHTS") together with the goodwill of the business of the Company (the "BUSINESS") symbolized by the marks comprising the Name Rights;

          WHEREAS, all capitalized terms used but not otherwise defined herein shall have their respective meaning assigned in the Purchase Agreement;

          NOW, THEREFORE, INTENDING TO BE LEGALLY BOUND and for good and valuable consideration as set forth in the Purchase Agreement, the receipt and sufficiency of which is hereby acknowledged:

          1. Assignor hereby assigns to Assignee all of Assignor=s right, title and interest in and to the Name Rights together with the goodwill of the Business symbolized by the marks comprising Name Rights, free and clear of any Liens, and all registrations and applications therefor, as well as renewals and extensions of the registrations that are or may be secured under the laws of the United States, its territories and possessions and throughout the world, now or hereafter in effect, for Assignee=s own use and enjoyment, and for the use and enjoyment of Assignee=s successors, assigns or other legal representatives as fully and entirely as the same would have been held and enjoyed by the Assignor if this assignment had not been made, together with all income, royalties, damages or payments due on the date hereof or thereafter including, without limitation, all claims for damages or payments by reason of infringement or other unauthorized use of the marks, with the right to sue and collect the same for Assignee=s own use and enjoyment and for the use and enjoyment of its successors, assigns or other legal representatives (the "ASSIGNED PROPERTY"). Assignor requests the Commissioner of Patents and Trademarks or the respective Registrar of Trademarks to record Assignee as the assignee and owner thereof.

          2. Assignor and its affiliates shall provide to Assignee, its successors, assigns or other legal representatives, cooperation and assistance at Assignee=s request and expense (including the execution and delivery of any and all affidavits, declarations, oaths, samples, exhibits, specimens and other documentation as may be reasonably required): (i) in the preparation and prosecution of any application for registration or any application for renewal or extension of a registration covering any of the Name Rights; (ii) in the prosecution or defense of any opposition, interferences, infringement suits or other proceedings that may arise in connection with any of the Name Rights, including, but not limited to, testifying as to any facts relating to the Name Rights assigned herein and this Assignment; (iii) in obtaining any additional trademark protection with respect to the Name Rights that Assignee reasonably may deem appropriate that may be secured under the laws now or hereafter in effect in the United States or throughout the world; and (iv) in the implementation or perfection of this Assignment.

          3. This Assignment shall be governed by and construed in accordance with the substantive law of New York.

          IN WITNESS WHEREOF, the undersigned has caused this Assignment to be executed and delivered by its duly authorized officer as of the date first above written.

                                            BULL & BEAR GROUP, INC.


                                            By: ______________________
                                                  Name:
                                                  Title:

                                     ANNEX A

A.   Registered Name Rights


MARKS             REGISTRATION #                   REGISTRATION DATE





B.   Pending Name Rights


MARKS             APPLICATION CASE #                FILING DATE




C.   Common Law Name Rights

                                                                         ANNEX B

                               SERVICES AGREEMENT


          This SERVICES AGREEMENT (this "AGREEMENT"), dated as of December 17, 1998, is between Bull & Bear Securities Inc., a Delaware corporation (the "COMPANY"), Bull & Bear Group, Inc., a Delaware corporation ("BULL & BEAR GROUP") and RBC Holdings (USA) Inc., a Delaware corporation (the "PURCHASER").

          WHEREAS, Bull & Bear Group has entered into an agreement (the "PURCHASE AGREEMENT"), dated as of December 17, 1998, with the Company and the Purchaser pursuant to which, among other things, Purchaser wishes to purchase all the outstanding capital stock of the Company;

          WHEREAS, after the Closing Date, Purchaser desires that the Company continue to operate the Company=s business (the "BUSINESS"); and

          WHEREAS, after the Closing Date, the Company desires to receive, and Bull & Bear Group is willing to provide, on a transitional basis, certain services on the terms and conditions set forth herein;

          NOW, THEREFORE, in consideration of the foregoing premises and the mutual covenants contained herein, the Company and Bull & Bear Group agree as follows:


                             ARTICLE I - DEFINITIONS

          1.1 When used in this Agreement, the following terms have the meanings set forth herein:

          "AAA" has the meaning set forth in Section 6.10.

          "AGREEMENT" has the meaning assigned thereto in the recitals.

          "ARBITRATION RULES" has the meaning set forth in section 6.10.

          "BULL & BEAR GROUP" has the meaning assigned thereto in the recitals.

          "BROKER SERVICES FEES" means the fees related to all funds managed or advised by any Bull & Bear Group=s affiliates, other than Bull & Bear Dollar Reserves, payable to the Company pursuant to any broker services agreement or similar arrangements between Distributor and the Company.

          "BUSINESS" has the meaning assigned thereto in the recitals.

          "BUSINESS DAY" means each Monday, Tuesday, Wednesday, Thursday or Friday which is not a day on which banking institutions in The City of New York are authorized or obligated by law to close.

          "CLOSING DATE" means the date of the Closing Time under the Purchase Agreement.

          "COMPANY" has the meaning assigned thereto in the recitals.

          "CONSULTING SERVICES" has the meaning assigned thereto in Section 2.1.

          "INTERIM SERVICES" has the meaning assigned thereto in Section 2.2.

          "INTERIM SUPPORT SERVICES" has the meaning assigned thereto in Section 2.2.

          "MONTHLY FEE" has the meaning assigned thereto in Section 3.1.

          "PARTY" or "PARTIES" means the Company, Purchaser and/or Bull & Bear Group, as the context may require.

          "PERSON" means any individual, bank, corporation, partnership, association, joint-stock company, business trust, limited liability company, unincorporated organization or any other entity.

          "PURCHASE AGREEMENT" has the meaning assigned thereto in the recitals.

          "TRANSITION PERIOD" has the meaning assigned thereto in Section 2.1.

                              ARTICLE II - SERVICES

          2.1 Bull & Bear Group agrees to provide, or to cause its subsidiaries to provide, to the Company for a period of three years following the Closing Date (the "TRANSITION PERIOD") consulting services with respect to the operation of a securities brokerage business (the "CONSULTING Services").

          2.2 Bull & Bear Group agrees to provide, or cause its subsidiaries to provide, to the Company for a period of six months following the Closing Date interim support services, including accounting and compliance services (but not marketing services), currently provided to the Company by Bull & Bear Group and its subsidiaries in order to allow the Company to continue to conduct its Business in the manner currently conducted (the "INTERIM SUPPORT SERVICES") (the Consulting Services and the Interim Support Services shall be referred to herein collectively as the "INTERIM SERVICES"). Bull & Bear Group and the Company agree that following the expiration of the six months following the Closing Date, at the request of the Company, Bull & Bear Group will provide Interim Support Services to the Company at prices to be mutually agreed upon by Bull & Bear Group and the Company, it being understood that if the Company and Bull & Bear Group cannot mutually agree on such prices, Bull & Bear Group will have no further obligation to provide Interim Support Services to the Company.

          2.3 Bull & Bear Group agrees that the Interim Support Services shall be provided with the same (or better) quality of service as is currently provided to the Company.


                            ARTICLE III - MONTHLY FEE

          3.1 Subject to the obligations and conditions set forth in the Purchase Agreement and in Sections 3.2 and 3.3 below, the Company shall pay Bull & Bear Group a monthly administrative fee of $16,666.67 to perform the Interim Services during the Transition Period (the "MONTHLY FEE"). The Company shall pay the Monthly Fee on the last Business Day of each month of the Transition Period by wire transfer in immediately available funds to a bank account designated by Bull & Bear Group in writing at least two business days prior to the date required for such payment, PROVIDED that for any month that is only partly in the Transition Period the Monthly Fee shall be prorated to cover an amount equal to the proportion of $16,666.67 that is equal to the proportion of the number of days in the Transition Period during the month to the total number of days in the month.

          3.2 If at any time and for any reason the Company does not receive when due the payment of any monthly fee, in whole or in part, that the Company is entitled to receive pursuant to Section 6.18(b) of the Purchase Agreement during any calendar month, the Monthly Fee shall be reduced for so long as and to the extent necessary so that the aggregate amount of such reduction equals the aggregate amount of such fees due less the amount of such fees actually paid to the Company pursuant to Section 6.18(b) of the Purchase Agreement.

          3.3. If at any time and for any reason, the Company does not receive payment when due of any Broker Services Fees, in whole or in part, the Monthly Fee shall be reduced for so long as and to the extent necessary so that the aggregate amount of such reduction equals the aggregate amount of Broker Services Fees due less the amount of such fees actually paid to the Company.

          3.4. Purchaser hereby, irrevocably and unconditionally, guarantees the payment of the Monthly Fee to Bull & Bear Group pursuant to the terms of this Agreement.


                      ARTICLE IV - WARRANTIES AND COVENANTS

          4.1 Bull & Bear Group warrants that it shall perform the Interim Services contracted for under this Agreement in a workmanlike manner, in a manner providing at least the quality and timeliness of service as that provided to the Company by Bull & Bear Group prior to the date hereof and in accordance with the requirements set forth in this Agreement. Bull & Bear Group shall ensure that all employees of Bull & Bear Group performing the Interim Services under this Agreement have the required levels of skills as may be required to perform the Interim Services in an efficient, timely and professional manner.

          4.2 Bull & Bear Group warrants that it is and shall remain free of any obligation or restriction which would interfere with or present a direct conflict of interest concerning, the Interim Services to be furnished by Bull & Bear Group under this Agreement; PROVIDED HOWEVER, that Bull & Bear Croup may provide or perform services for others.

          4.3 Bull & Bear Group will not disclose or use, and Bull & Bear Group will cause its employees, representatives, agents and affiliates not to use or disclose for any purpose, any information ("CONFIDENTIAL INFORMATION") regarding names of clients or client-related information, business contacts, transactions, contracts, intellectual property, finances, personnel or products and pricing used or held for use in connection with the Business, except to the extent that any such confidential information (i) is in the public domain (other than as a result of a breach of this Section 4.3); (ii) is required to be disclosed under applicable law; or (iii) is lawfully acquired from other sources by Bull & Bear Group from a party not known by it to be under an obligation to refrain from making such disclosure.

          4.4 No expenses, obligations or services may be incurred or performed by Bull & Bear Group on behalf of or for the account of the Company without the authorization of the Company.


                              ARTICLE V - EMPLOYEES

         5.1 This Agreement shall not be construed as creating any contract of employment between the Company and any employee of Bull & Bear Group. During the term of this Agreement, Bull & Bear Group shall be liable for all labor costs of its employees, including any payroll taxes and deposits required by law.


                     ARTICLE VI - TERMINATION; MISCELLANEOUS

          6.1 This Agreement will terminate at the close of business on the last day of the Transition Period. Prior to the end of the Transition Period, this Agreement may be terminated, and the arrangements contemplated hereby may be abandoned:

          (a) At any time by the mutual consent of the Company and Bull & Bear Group.

          (b) Upon five calendar days= prior written notice, by the Company, in the event the Company shall no longer require any of the Interim Services.

          6.2 No representations, warranties, agreements and covenants contained in this Agreement shall survive the termination of this Agreement except Section
4.3 and this Article VI. In the event of termination of this Agreement, no party to this Agreement shall have any liability or further obligation to any other party hereunder except (a) as set forth in Section 6.7, (b) that termination of this Agreement will not relieve (i) a breaching party from liability for any breach under this Agreement prior to such termination and (ii) the Company of its obligation to pay the Monthly Fee through the end of the Transition Period.

          6.3 This Agreement shall not be construed as constituting either party as partner of the other or as creating any other form of legal association that would impose liability on one party for the act or failure to act of the other or as providing either party with the right, power or authority (express or implied) to create any duty or obligation of the other party. Each party shall be responsible for the management, direction and control of its employees when acting as such.

          6.4 Any provision of this Agreement may be waived, amended or modified, and this Agreement may be supplemented, at any time, in each case by an agreement in writing among Bull & Bear Group, Purchaser and the Company.

          6.5 This Agreement may be executed in one or more counterparts, each of which shall be deemed to constitute an original but all of which together shall constitute but one and the same instrument.

          6.6 THIS AGREEMENT SHALL BE GOVERNED BY AND CONSTRUED IN ACCORDANCE WITH THE LAWS OF THE STATE OF NEW YORK, DISREGARDING THE CONFLICTS OF LAWS PRINCIPLES THEREOF.

          6.7 Each party will bear all expenses incurred by it in connection with this Agreement and the arrangements contemplated hereby.

          6.8 All notices, requests and other communications to any party shall be in writing (including facsimile transmission) and shall be given by registered or certified mail (postage prepaid, return receipt requested) or personally delivered to the address provided below or sent by facsimile transmission (with verification thereof by the sender) to the facsimile number provided below:

         If to Bull & Bear Group:

                  Bull & Bear Group, Inc.
                  11 Hanover Square
                  New York, New York 10005
                  Attention:  Thomas B. Winmill
                  Facsimile:  (212) 785-0400

         with a copy to:

                  Stroock & Stroock & Lavan LLP
                  180 Maiden Lane
                  New York, New York 10038
                  Attention:  Stuart H. Coleman, Esq.
                  Facsimile:  (212) 806-6006

         If to Purchaser and the Company:

                  Royal Bank Action Direct Inc.
                  Suite 200, 100 York Blvd.
                  Richmond Hill, Ontario
                  L4B 1J8
                  Canada
                  Attention: Peter W. Worden
                  Vice President - Strategic Business Development
                  Facsimile: (905) 764-0430

         and a copy to:

                  Donald J. Toumey, Esq.
                  Sullivan & Cromwell
                  125 Broad Street
                  New York, New York 10004
                  Facsimile:  (212) 558-3588.

          6.9 This Agreement represents the entire understanding of the parties hereto with reference to the arrangements contemplated hereby and this Agreement supersedes all negotiations, conversations, discussions, correspondence, memoranda, agreements, and understandings, whether written or oral, among the parties or any of their affiliates concerning the arrangements contemplated hereby. Nothing in this Agreement, expressed or implied, is intended to confer upon any person or entity other than the parties hereto or their respective successors and permitted assigns, any rights, remedies, obligations or liabilities under or by reason of this Agreement.

          6.10 A dispute arising in connection with this Agreement shall be settled pursuant to an arbitration proceeding conducted in accordance with the following:

               (i) The arbitration proceeding shall be governed by the international arbitration rules (the "ARBITRATION RULES") of the American Arbitration Association ("AAA") then in effect;

               (ii) The arbitration proceeding shall be conducted in New York, New York;

               (iii) Any such arbitration shall be conducted before a panel of three arbitrators who shall be compensated for their services at a rate to be determined by the parties, but based upon reasonable and customary hourly or daily consulting rates for the neutral arbitrator in event the parties are not able to agree upon the arbitrators= rate of compensation;

               (iv) Within 15 days of notice by the party seeking arbitration under this provision, such party shall appoint one person as an arbitrator and within 15 days thereafter the other person shall appoint the second arbitrator. Within 20 days after the appointment of the second arbitrator, the two arbitrators so chosen shall mutually agree upon the selection of a third impartial and neutral arbitrator. In the event the chosen arbitrators cannot agree upon the selection of the third arbitrator, the Arbitration Rules for the selection of such arbitrator shall be followed. If the other party shall fail to designate the second arbitrator, the sole arbitrator appointed shall have the power to appoint, in his or her sole discretion, both the second and third arbitrators. If a party fails to appoint a successor to its appointed arbitrator within 20 days of the death, resignation or other incapacity of such arbitrator, the remaining two arbitrators shall appoint such successor;

               (v) The arbitrators shall be instructed to conduct the arbitration proceedings in as expeditious a manner as reasonably possible, consistent with the parties= intention to have a full and fair hearing on the merits of the dispute. The arbitration panel shall issue its decision in writing within 20 days from the hearing of final arguments by the parties. The majority decision of the arbitrators shall be final, conclusive and binding on the parties and not subject to any appeal;

               (vi) Judgment upon the arbitrators= decision may be entered in any court having jurisdiction or application may be made to such court for a judicial recognition of the decision or an order of enforcement thereof, as the case may be; and

               (vii) The party against whom any arbitrators= decision is rendered shall bear all costs and expenses of the prevailing party that relate to such arbitration proceeding.

          6.11 THE PARTIES EACH HEREBY WAIVES TRIAL BY JURY IN ANY JUDICIAL PROCEEDING INVOLVING, DIRECTLY OR INDIRECTLY, ANY MATTERS (WHETHER SOUNDING IN TORT, CONTRACT OR OTHERWISE) IN ANY WAY ARISING OUT OF, RELATED TO, OR CONNECTED WITH THIS AGREEMENT, THE ARRANGEMENTS CONTEMPLATED HEREBY OR THE RELATIONSHIPS ESTABLISHED HEREUNDER.

          6.12 The provisions of this Agreement shall be binding upon and inure to the benefit of the parties hereto and their respective successors and assigns; PROVIDED that no party may assign, delegate or otherwise transfer any of its rights or obligations under this Agreement without the prior written consent of the other party hereto and any such purported assignment shall be null and void.

          6.13 If any provision of this Agreement, or the application of any such provision to any person or circumstance, shall be held invalid by a court of competent jurisdiction, the remainder of this Agreement, and the application of such provision to persons or circumstances other than those as to which it is held invalid, shall not be affected thereby.

          IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be executed in counterparts by their duly authorized officers, all as of the day and year first above written.


                                    BULL & BEAR GROUP, INC.


                                    By: /S/ BASSETT S. WINMILL
                                        Name:  Bassett S. Winmill
                                        Title: Chairman of the Board


                                    BULL & BEAR SECURITIES, INC.


                                    By:/S/ MARK C. WINMILL
                                        Name:  Mark C. Winmill
                                        Title: President


                                    With respect only to its
                                    obligation pursuant to
                                    Section 3.4:

                                    RBC HOLDINGS (USA) INC.


                                    By:/S/ MARK R. HUGHES
                                        Name:  Mark R. Hughes
                                        Title: Chairman of the Board

                                                                         ANNEX D





                       CONSENT OF THE SOLE STOCKHOLDER OF
             THE CLASS B COMMON STOCK, PAR VALUE $0.01 PER SHARE, OF
                             BULL & BEAR GROUP, INC.


          Pursuant to Sections 228 and 271 of the Delaware General Corporation Law, Bassett S. Winmill ("Stockholder"), being the sole stockholder of the Class B Common Stock, par value $0.01 per share (the "CLASS B COMMON STOCK"), of Bull & Bear Group, Inc., a Delaware corporation (the "CORPORATION"), does hereby consent to the adoption of and hereby adopts the following resolution and directs that this consent be filed with the minutes of the proceedings of the
Corporation:

          WHEREAS, the Board of Directors of the Corporation has considered and approved the Purchase Agreement, dated December 17, 1998 (the "PURCHASE Agreement"), by and among RBC Holdings (USA) Inc., a Delaware corporation, Bull & Bear Securities, Inc. a wholly owned Subsidiary of the Corporation and a Delaware corporation, and the Corporation and (ii) the Acquisition (as defined in the Purchase Agreement) as being in the best interest of the shareholders and the Corporation;

          WHEREAS, the Board of Directors of the Corporation has recommended that the holders of the Class B Common Stock vote to adopt and approve the Purchase Agreement and the Acquisition.

          RESOLVED, that the Purchase Agreement and the Acquisition, are each hereby adopted and approved by the Stockholder.

          IN WITNESS WHEREOF, the Stockholder has executed this consent on December 17, 1998.

                                                   /S/ BASSETT S. WINMILL
                                                       Bassett S. Winmill

ACKNOWLEDGED:


_/S/ MARK C. WINMILL____________
Name:  Mark C. Winmill
Title: Co-President, Bull & Bear Group, Inc.